July 10, 1998

                  ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT (this "Agreement"), entered into this 10th day of July, 1998, by and among AMERICAN UNITED
GLOBAL, INC., a Delaware corporation ("AUGI"), CONNECTSOFT
COMMUNICATIONS CORPORATION, a Delaware corporation ("CCC"),
CONNECTSOFT  HOLDING CORP.,  a  Washington corporation
("Connectsoft")  and  EXECUTIVE TELECARD,  LTD.,  a
Delaware corporation  ("EXTEL")  and  C-SOFT ACQUISITION
CORP., a Delaware corporation, and a wholly-owned subsidiary of EXTEL (the "Buyer).

                    W I T N E S S E T H :
      WHEREAS,  CCC  is engaged in the business of
developing a unified, intelligent communications system which it markets under the name FreeAgentT (the "FreeAgent Technology"); and
       WHEREAS, Connectsoft owns and (through an affiliate, InterGlobe Networks, Inc. ("InterGlobe")) operates a central telecommunications network center
(the  "CNOC")   located   in Seattle,   Washington  and  the
hardware  networking  equipment, computers   and   software
associated   therewith   (the   "CNOC Business"); and
      WHEREAS, the Buyer is interested in acquiring substantially all of the assets and business associated with the FreeAgent Technology and the CNOC Business (collectively, referred to herein as the "Businesses"); and
       WHEREAS,   each   of  CCC  and  Connectsoft
(hereinafter individually and collectively referred to as the "Seller") has agreed to sell (a) all or substantially all of the tangible and intangible assets of CCC, including without limitation, all software, engineering, developments and technology associated with the FreeAgent Technology, and (b) the hardware networking equipment, computers and software relating to the CNOC Business (collectively, the "Assets"), and the Businesses, to the Buyer, and the Buyer has agreed to purchase such Assets and the Businesses, all upon the terms and conditions set forth in this Agreement;
      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the sufficiency of which is hereby acknowledged, the parties hereby covenant and agree as follows:

1.   ASSETS.

1.1   Acquired  Assets.   Subject  to  the  terms  and
conditions
of this Agreement, on the Closing Date (as such term is hereinafter defined), the Seller shall sell, transfer and deliver to the Buyer, and the Buyer shall purchase and receive from the Seller, the Assets, including, but not limited to, the following:

                 (a)    All  items  of  tangible  fixed
assets, furniture,  fixtures, machinery, equipment,
computers,  computer systems and vehicles of CCC and
Connectsoft which are used in the operation of the
Businesses, and which are set forth on  Schedule 1.1(a)
hereto (collectively, the "Fixed Assets"), all  of  which
are presently held by CCC other than the CNOC, which is
presently held by Connectsoft;
                 (b)  All inventory and supplies of the
                 Seller; (c)    All  trade  names,
                 trademarks,  patents,
copyrights, customer lists, supplier lists, trade secrets, computer software programs, engineering, technical information, and other such knowledge and information constituting the "know how" of the Seller;
                 (d)   The  goodwill of the Businesses  and
their value as going concerns;
                 (e)   To the extent assignable, all
licenses and permits of the Seller;
                 (f)   All  books,  records,
printouts, drawings, data, files, notes, notebooks, accounts, invoices, correspondence and memoranda of the Seller; and
                 (g)   All  other rights and assets
of any kind, tangible or intangible, of the Seller (including the Material Contracts listed on
Schedule 5.8 hereto, which Buyer specifically assumes the obligations thereunder) whether or not reflected in their internal financial statements or on their books and records.
On the Closing Date, the Seller shall execute and deliver to the Buyer a bill of sale in respect of the Assets, all in the form of Exhibit A annexed hereto and made a part hereof.

1.2 Excluded Assets. Notwithstanding anything in this Agreement to the contrary, the Assets shall not include, and the Seller shall retain (a) all cash, marketable securities, accounts receivable and notes receivable of the Seller, (b) those specific assets of the Seller relating to the Businesses which are identified on Schedule 1.2 to this Agreement,
(c) all bank accounts of the Seller, (d) all rights to any tax refunds of the Seller, (e) the Seller's stock record books, minute books, and tax returns,
(f) all of the Seller's rights under this Agreement, and (g) those miscellaneous other assets or properties of each of CCC and Connectsoft which are not related to either the FreeAgent Technology or the CNOC Business and which are identified on
Schedule 1.2 (collectively, the "Excluded Assets").

2.   LIABILITIES.
2.1  Assumed Liabilities.  Subject to the  terms  and
conditions  of  this Agreement, on the Closing Date,
the  Seller shall  assign to the Buyer, and the Buyer
shall assume and  agree to  pay  and  perform  when
due, only the  specific  liabilities, obligations and
indebtedness, including without limitation  trade
payables and obligations under capitalized leases of
CCC relating to  the  Assets,  which  are  listed  on
Schedule  2.1  to  this Agreement,   as  same  are
constituted  on  the   Closing   Date (collectively,
the  "Assumed  Liabilities")  and  the   Material
Contracts listed on Schedule 5.8. On the Closing
Date, the Buyer shall execute and deliver to the Seller an assumption agreement in respect of the Assumed Liabilities and the Material Contracts, all in the form of Exhibit B annexed hereto.

2.2 Limitation on Amount and Timing of Payment of
Assumed Liabilities.
(a) Notwithstanding the provisions of Section 2.1 above or any other provision of this Agreement it is expressly understood and agreed by and among the parties hereto that (i) the Buyer shall not assume more than $4,500,000 in the aggregate principal amount of Assumed
Liabilities, and (ii) the Buyer shall not be required to pay more than $500,000 in the aggregate principal amount of Assumed Liabilities on or before April 30, 1999.

(b)   In the event the Buyer is required  to  pay
more  than $500,000 in the aggregate principal amount
of  Assumed Liabilities on or before April 30, 1999,
then Buyer, as its  sole remedy  for any breach under
Section 2.2(a)(ii), shall  have  the right  to
borrow from AUGI the positive difference  of  (i)
the amount the Buyer is required to pay of the
Assumed Liabilities on or  before April 30, 1999,
less (ii) $500,000.  The obligation of AUGI  to  loan
such funds to Buyer shall be conditioned  upon  a
certificate  of the Buyer's Chief Financial Officer
representing
the  amount  the Buyer is required to pay in cash of
the  Assumed Liabilities  on  or  before April 30,
1999.  The  loan  shall  be evidenced  by  a
promissory note in the form attached  hereto  as
Exhibit  C.   Buyer shall have no remedy for a breach
of  Section 2.2(a)(ii)  if  Buyer  waives extension
of  the  UPS  Note  as  a condition to Closing under
Section 10.1(i) herein.
2.3   Excluded  Liabilities. Except  for  the
Assumed
Liabilities  and  the  Material Contracts, the  Buyer
shall  not assume,  and shall have no liability for,
any debts, liabilities, executory  obligations,
claims or expenses of the Seller  of  any kind,
character  or  description,  whether  accrued,
absolute, contingent  or  otherwise,  including,
without  limitation,  any liabilities  relating to
the Seller's conduct of  the  Businesses prior  to
the  Closing Date (the "Excluded  Liabilities").          The
Seller shall be solely liable and responsible to make timely payment when due of all such Excluded
Liabilities.
     3.   CONSIDERATION.
3.1   Consideration to the Seller. The entire
purchase
price for the Assets (the "Consideration") shall consist of (i) the assumption by the Buyer of the Assumed Liabilities, and the Buyer's payment and performance, when due, of all such Assumed
Liabilities,  subject only to the provisions of
Section  2.2  of this  Agreement,  and (ii) the
rights granted under the Letter Agreement to be delivered at the Closing in the form annexed hereto as Exhibit E.

3.2   Allocation  of Purchase Price. The  fair
market
values  of  the  Assets and the allocation of the
Purchase  Price among  the  Assets for purposes of
Section 1060 of  the  Internal Revenue  Code shall be
as agreed between Buyer and Seller  on  or before
the Closing Date and included as Schedule 3.2  and
Buyer and Seller  agree  to
be  bound  by  such  fair  market  value
determination and allocation and to complete and
attach  Internal Revenue  Service  Form  8594  to
their  respective  tax  returns accordingly.   If
Buyer  and  Seller  can  not  agree   on the
allocation,  the  Purchase Price shall  be  allocated
among  the Assets by Seller's outside accountants
which determination  shall be final.
4.   REPRESENTATIONS AND WARRANTIES OF THE SELLER AND
AUGI. In connection with the sale of the Assets to
the  Buyer  and  in order  to induce the Buyer to
enter into this Agreement, each  of CCC, Connectsoft
and AUGI hereby jointly and severally represents and
warrants  to  the Buyer, as of the date  of  this
Agreement (unless otherwise indicated), as follows:
4.1   Organization,  Good Standing and
Qualification.
CCC is a corporation duly organized, validly existing
and in good standing under the laws of the State of
Delaware, Connectsoft  is a  corporation  duly
organized, validly  existing  and  in  good standing
under the laws of the State of Washington, and AUGI
is a corporation duly organized, validly existing and
in good standing under the laws of the State of
Delaware, each with full corporate power and
authority to execute and deliver this Agreement and
to consummate the transactions contemplated hereby,
and to  own  its assets  and  conduct its business as
owned and conducted  on  the date  hereof.   The
Seller  is duly  qualified  to  operate  its
respective businesses as a foreign corporation under
the laws  of each  jurisdiction  where the nature of
its  businesses  or  the location of its properties
makes such qualification necessary and the  failure
to  be so qualified would have a  material  adverse
effect   on   the  subject  Seller  or  its  assets,
properties, businesses or financial condition (a
"Material Adverse Effect"). 4.2 Authorization  of
Agreement.   The  execution, delivery
and  performance of this Agreement and the
consummation of  the transactions contemplated hereby
by the Seller and  AUGI have been  duly and validly
authorized by the Board of Directors of
the Seller, and by AUGI  (as the sole stockholder of
each  of CCC and  Connectsoft).   No further
corporate authorization is required on the part of each Seller or AUGI to consummate the transactions contemplated hereby.
4.3   Valid  and Binding Agreements.  This
Agreement,
and, when executed, all other agreements, instruments of transfer or assignment, documents and other instruments delivered, constitute and will constitute the legal, valid and binding obligation of the Seller and AUGI
(to the extent a party thereto), enforceable against the Seller and AUGI in accordance with their respective terms, except to the extent limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

4.4  Disclosure and Duty of Inquiry. No
representation
or  warranty  by  the  Seller or AUGI in this
Agreement  and  no statement or information contained
in the schedules hereto or any certificate  furnished
or to be furnished to the Buyer  hereunder contains
or will contain any untrue statement of a material
fact or  omits  or will omit to state any material
fact necessary,  in light  of the circumstances under
which it was made, in order  to make  the statements
herein or therein not misleading.  The Buyer is  not
nor  will  it be required to undertake  any
independent investigation  to determine the truth,
accuracy and  completeness of the representations and
warranties made by the Seller and AUGI pursuant to
this Article 4.
5.  ADDITIONAL REPRESENTATIONS AND WARRANTIES OF AUGI
AND
THE  SELLER.   In connection with the sale of the
Assets  to  the Buyer  and  in  order  to induce the
Buyer  to  enter  into  this Agreement,  each of CCC,
Connectsoft and AUGI hereby jointly  and severally
represents and warrants to the Buyer, as of the date
of this Agreement (unless otherwise indicated), as
follows:
5.1   No  Breach of Statute or Contract.  Neither
the
execution  and  delivery of this Agreement  by  the
Seller,  nor compliance with the terms and provisions
of this Agreement, will: (a)  violate  any  statute
or  regulation  of  any  governmental authority,
domestic or foreign, affecting the Seller, (b)
except as  set  forth  in  Schedule 5.1 to this
Agreement,  require  the issuance  of  any
authorization, license, consent or approval  of any
federal or state governmental agency or any other
person;  or (c)  except  as  set  forth in Schedule
5.1  to  this  Agreement, conflict  with  or  result
in a breach  of  any  of  the  terms, conditions  or
provisions of the certificate of incorporation  or by-
laws of the Seller or any judgment, order,
injunction, decree, agreement  or  instrument to
which the Seller is a party,  or  by which the Seller
is bound, or constitute a default thereunder. 5.2
Title to and Condition of Purchased Assets.  The
Seller  owns, or leases the Assets listed on Schedule  1.1(a)  as being  leased,  and  as of the Closing Date will
have  good  and marketable title in and to, or a
valid leasehold interest in, all of the Assets, free
and clear of all liens, liabilities, charges, claims,
options, restrictions on transfer or other
encumbrances of  any  nature whatsoever, except for
(a) liens or  encumbrances disclosed in Section 5.2
to this Agreement; and (b) miscellaneous
materialmen's or mechanics liens or liens for current
taxes  not yet due and payable or which are being
contested in good faith by appropriate  proceedings
and which are  listed  on  Schedule  5.2
(collectively,  "Permitted  Liens").   All  material
item of machinery, equipment, vehicles, and other personal property owned or leased by the Seller are listed in Schedule 5.2 to this Agreement and, except as and to the extent disclosed in Schedule
5.2 to the Agreement, all such personal property is included in the Assets and is in good operating condition and repair (reasonable wear and tear excepted) and is adequate for its use in the Seller's
Businesses as presently conducted. The Assets constitute all of the assets and properties which are required for the Seller's Businesses as presently conducted and as proposed to be conducted by the Seller as of the date hereof.
5.3 Ownership of Businesses. No portion of the
Businesses is owned or operated by any person or entity other than the Seller, except that InterGlobe operates the CNOC.

5.4  Form SB-2 Information; Financial Statements.
CCC has furnished  to  EXTEL  a copy of the Form  SB-
2  Registration Statement  of  CCC,  as  filed with
the Securities  and  Exchange Commission  ("SEC")  on
September  4,  1997  (the  "Registration Statement"),
which Registration Statement has not, as  yet,  been
declared effective by the SEC.  On or before the
closing  of  the transactions  contemplated by this
Agreement,  such  Registration Statement shall be
withdrawn.  Annexed hereto as Schedule 5.4  is an
unaudited balance sheet of CCC as at April 30, 1998
and  the unaudited  statement of income (loss) of CCC
for the nine  months ended  April  30, 1998
(collectively, the "April  1998  Financial
Statements").  The April 1998 Financial Statements
were  prepared by management of CCC, fairly set forth
the assets and liabilities and financial conclusion
of CCC and its results of operations  as at  April
30, 1998 and for the fiscal period then ended, and
were prepared in  accordance  with  generally
accepted   accounting principles, consistent with
those of prior periods, subject  only to  the absence
of financial statement footnotes (which would not
differ materially from those of the most recent
audited financial statements)  and year end audit
adjustments (which would  not  be material).     The
financial   statements   included  in the
Registration Statement (a copy of which has been
provided to  the Buyer)  present fairly, in all
material respects,  the  financial condition  of  CCC
as  of  July 31, 1997  and  the  results  of
operations  and cash flows for the respective periods
then  ended and  have  been  prepared in accordance
with  generally  accepted accounting  principles
applied on a consistent  basis  throughout the
periods involved.  The financial statements referred
to  in this Section 5.4 do not reflect the operations
of any business or any  portion  of Seller's
Businesses not included in the  Assets. Except  as
expressly  set  forth in  the  April  1998  Financial
Statements  and  those  financial  statements
included  in   the
Registration Statement, as disclosed pursuant to this
Agreement, or  non-material liabilities  arising in
the normal course of the Seller's Businesses since
April 30, 1998, except for the  Assumed Liabilities,
there are no liabilities or obligations  (including,
without  limitation,  any tax liabilities  or
accruals)  of  the Seller,  including any contingent
liabilities, that are,  in  the aggregate, material
to the Seller.
5.5    No  Material  Changes.   Except  as  otherwise
described in Schedule 5.5 to this Agreement, since
July 31, 1997, there
has  been  no  material adverse change  in  the
financial condition,  operations,  or Businesses  of
the  Seller,  or  any damage,   destruction,  or
loss  (whether  or  not  covered   by
insurance) of the Assets materially and adversely affecting the financial condition, operations, or Businesses of the Seller, provided, that the offering of the Businesses and the Assets for sale, the preparation for such sale pursuant to the terms and conditions of this Agreement, and the public disclosure of the same shall not constitute such a material adverse change.

5.6    Insurance  Policies.   Schedule  5.6  to  this
Agreement contains a true and correct schedule of all
insurance coverages held by the Seller concerning the
Businesses  and  the Seller's assets and properties.
To the Seller's knowledge,  the Seller
is  not  in  violation of any  requirements  of  any
its insurance carriers, and the Seller has received
no written notice of  any  default or violation under
or in respect of any  of  the foregoing.
         5.7   Permits  and Licenses.  Except as set
forth  in
Schedule 5.7, the Seller possesses (and there are
included in the
Assets  being  transferred to the Buyer)  all
required  permits, licenses    and/or   franchises,
from   whatever   governmental authorities  or
agencies (domestic and/or foreign) requiring  the
same  and having jurisdiction over the Seller,
necessary in order to  operate the Businesses in the
manner presently conducted, all of  which permits,
licenses and/or franchises are valid,  current and in
full force and effect, except where the failure to
have or maintain any such permit, license and/or
franchise would not have or  could  not reasonably be
expected to have a material  adverse effect  on  the
Assets  or  the  Businesses.   The  Seller has
heretofore conducted the Businesses in compliance in all material respects with the requirements of such permits, licenses and/or franchises, and the Seller has not received written notice of any default or violation in respect of or under any of such permits, licenses and/or franchises, except where such default would not have or could not reasonably be expected to have a Material Adverse Effect on the Assets or the Businesses.


5.8  Contracts and Commitments.
                (a)   Schedule  5.8 to this Agreement
lists  all material  contracts, leases, commitments,
technology  agreements, software  development
agreements, software licenses,  indentures and
other   agreements  to  which  the  Seller   is   a
party (collectively, "Material Contracts"), all of
which  are  included in  the  Assets except as
indicated in Schedule 5.8  except  that Schedule  5.8
need not list any such agreement that is listed  on
any  other  schedule hereto, or was entered into in
the  ordinary course of the Businesses of the Seller
and that, in any case: (i) is  for the purchase of
supplies or other inventory items in  the ordinary
course  of  the  Businesses; (ii)  is  related  to
the purchase  or  lease  of  any  capital asset
involving  aggregate payments  of  less  than
$25,000 per  annum;  or  (iii)  may  be terminated
without penalty, premium or liability by the Seller
on not  more  than thirty (30) days' prior written
notice;  provided however,  that Schedule 5.8 shall
list all technology agreements, software  development
agreements and software licenses  involving the
Seller  and  all  Assumed  Liabilities,  regardless
of  the duration thereof or the amount of payments
called for or required thereunder,  other  than
standard software licenses  of  software products
available to the Businesses' customers generally.
                (b)   Except as set forth in Schedule
5.8 to this Agreement,  all Material Contracts are in
full force and  effect, and the Seller is in
compliance in all material respects with all of  the
Material Contracts and with all Assumed Liabilities,
and has  not  received  any  written notice that  any
party  to  any Material  Contract  is  in material
breach  or  default  of  such Material  Contract  or
is now subject to any condition  or  event which  has
occurred and which, after notice or lapse of  time
or both, would constitute a material default by any
party under  any such  Material Contract.  Except as
set forth in Schedule 5.8  to this  Agreement, none
of the Material Contracts will  be  voided, revoked
or terminated, or voidable, revocable or terminable,
upon and by reason of the assignment thereof to the
Buyer pursuant  to this  Agreement.    The  Seller
has delivered  true  and  correct copies of all
Material Contracts to the Buyer.
                (c)   To the best of each Seller's
knowledge,  no purchase  commitment by the Seller
relating to the Businesses  is materially   in
excess  of  the  normal,  ordinary   and   usual
requirements of the Businesses.
                (d)   Except as set forth in Schedule
5.8 to this
Agreement, the Seller does not have any outstanding contracts with or commitments to officers, employees, technicians, agents, consultants or advisors relating to the Businesses that are not cancelable by the Seller without penalty, premium or liability (for severance or otherwise) on less than thirty (30) days' prior written notice.

5.9 Customers and Suppliers. Except as set forth in
Schedule 5.9 to this Agreement, the Seller has not received any written notice of any claim by or dispute with, or any existing, announced or anticipated changes in the policies of, any material clients, customers, referral sources or suppliers of the Seller which would have a Material Adverse
Effect on the Businesses  as presently conducted.
5.10 Labor, Benefit and Employment Agreements.

               (a)  Except as set forth in Schedule
5.10 to this Agreement,  the Seller is not a party to
and does  not  have  any commitment  or  obligation
in  respect  of  (i)  any  collective bargaining
agreement or other labor agreement  relating  to  any
employees  of the Seller, or (ii) any agreement with
respect  to the employment or compensation of any non-
hourly and/or non-union employee(s)  of  the
Businesses.  Schedule 5.10  sets  forth  the amount
of  all  compensation  or  remuneration  (including
any discretionary  bonuses)  paid  by  the  Seller
during  the  1997 calendar  year  to  employees or
consultants of  the  Seller  who presently  receive
aggregate compensation or remuneration  at  an annual
rate in excess of $35,000.
                (b)  No union is now certified or, to
the best of the  Seller's knowledge, claims to be
certified, as a  collective bargaining  agent to
represent any employees of the  Seller,  and there
are  no  labor disputes existing or, to the  best  of
the Seller's  knowledge,  threatened, involving
strikes,  slowdowns, work  stoppages, job actions or
lockouts of any employees of  the Seller.
                (c)  With respect to any
"multiemployer plan" (as defined  in  Section  3(37)
of the  Employee  Retirement  Income Security  Act of
1974, as amended ("ERISA")) to which the  Seller or
any  of  its past or present affiliates has at any
time  been required to make contributions, neither
the Seller nor any of its past or present affiliates
has, at any time on or after April 29, 1980,
suffered or caused any "complete withdrawal"  or
"partial withdrawal"  (as such terms are respectively
defined in  Sections 4203 and 4205 of ERISA)
therefrom on its part.
                (d)   Except as disclosed in Schedule  5.10,  the
Seller  does  not  maintain, or have any liabilities
or  Assumed Liabilities  of  any  kind with respect
to, any  bonus,  deferred compensation, pension,
profit sharing, retirement or  other  such benefit
plan,  and  does  not have any potential  or
contingent liability  in respect of any actions or
transactions relating  to any such plan other than to
make contributions thereto if, as and when  due  in
respect of periods subsequent to the date  hereof.
Without limitation of the foregoing, (i) the Seller
has made  all required  contributions to or in
respect  of  any  and  all  such benefit  plans,
(ii)  no  "accumulated funding  deficiency"  (as
defined  in Section 412 of the Internal Revenue Code
of 1986,  as amended (the "Code")) has been incurred
in respect of any of such benefit  plans,  and  the
present value  of  all  vested  accrued benefits
thereunder  does not, on the date  hereof,  exceed
the assets  of any such plan allocable to the vested
accrued benefits thereunder, (iii) there has been no
"prohibited transaction"  (as defined  in  Section
4975 of the Code) with respect to  any  such plan,
and  no transaction which could give rise to  any
tax  or penalty  under Section 4975 of the Code or
Section 502 of  ERISA,
and (iv) there has been no "reportable event" (within
the meaning of  Section 4043(b) of ERISA) with
respect to any such plan.  All of  such  plans which
constitute, are intended to constitute,  or have
been  treated  by the Seller as "employee  pension
benefit plans"  or  other  plans within Section  3
of  ERISA  have  been determined  by  the  Internal
Revenue Service to  be  "qualified" under Section
401(a) of the Code, and have been administered  and
are  in  compliance with ERISA and the Code; and the
Seller  does not  have  any  knowledge of any state
of  facts,  conditions  or occurrences such as would
impair the "qualified" status of any of such  plans.
All of the matters listed on Schedule  5.10  shall
constitute Excluded Liabilities.
                (e)   Except  for  the group
insurance  programs listed  in  Schedule  5.10,  the
Seller  does  not  maintain  any medical,   health,
life or other employee benefit insurance programs or any welfare plans (within the meaning of Section 3(1) of ERISA) for the benefit of any current or former employees, and, except as required by law, the Seller does not have any liability, fixed or contingent, for health or medical benefits to any former employee.
5.11 Accounts Payable.  Except as set forth in
Schedule 5.11,
the Seller is current in its payment of all accounts payable relating to the Businesses, and has received no notice, not subsequently withdrawn or cured, from any vendor, supplier or other person with respect to non-payment or late payment of any accounts payable of the Businesses, or any threatened suspension or termination of the provision of goods or services to the Businesses, which suspension or termination would have a Material
Adverse Effect on the financial condition, operations, or Businesses of the Seller.

5.12 Compliance with Laws.

(a) To the Seller's knowledge, the Seller is in compliance in all material respects with all laws, statutes, regulations, rules and ordinances applicable to the conduct of its Businesses as presently constituted; and the Seller has received no written notice of any default or violation under or in respect of any of the foregoing.

(b)  Without limitation of Section 5.12(a) above,
except  as set forth on Schedule 5.12 to this
Agreement,  to  the best  of  the Seller's knowledge
the Seller has not, at any  time during  the three
(3) year period prior to the date hereof,
(i)handled, stored,  generated,  processed  or
disposed              of  any hazardous substances in
violation of any federal, state or  local
environmental  laws  or regulations, or (ii)
otherwise  committed any   material   violation  of
any  federal,  state   or   local environmental laws
or regulations (including, without limitation, the
provisions  of  the  Environmental  Protection   Act,
the Comprehensive Environmental Response,
Compensation and  Liability Act, as amended, and
other applicable environmental statutes  and
regulations) or any material violation of the
Occupational Safety and Health Act.
                (c)  Except as set forth in Schedule
5.12 to this Agreement,  neither the Seller nor, to
the best of  the  Seller's knowledge, any of the
Seller's directors or officers has received any
written notice of default or violation, nor, to the
best  of the Seller's knowledge, is the Seller or any
of its directors  or officers  in default or
violation, with respect to any  judgment, order,
writ, injunction, decree, demand or assessment issued
by any  court  or  any  federal, state, local,
municipal  or  other governmental  agency, board,
commission, bureau,  instrumentality or department,
domestic or foreign, relating to any aspect of the
Seller's Businesses, affairs, properties or assets.
Neither  the
Seller  nor, to the best of the Seller's knowledge,
any  of  its directors  or  officers,  has received
written  notice  of,  been charged  with,  or is
under investigation with  respect  to,  any violation
of  any  provision  of  any  federal,  state,
local, municipal  or  other  law or administrative
rule  or  regulation, domestic  or  foreign,
relating to any aspect  of  the  Seller's Businesses,
affairs, properties or assets, which violation  would
have  a  Material  Adverse  Effect on  the  financial
condition, operations,  or  Businesses of the Seller
or  upon  any  material portion of the Assets.
                (d)  Schedule 5.12 sets forth the
date(s) of  the last known audits or inspections (if
any) of the Seller conducted by  or  on  behalf  of
the Environmental Protection  Agency,  the
Occupational  Safety  and  Health  Administration,
the              federal
Department of Health and Human Services and/or any
agency thereof (including,   without  limitation,
the  Health  Care   Financing Administration)  or
intermediary acting on its behalf, any corresponding or comparable state or local governmental department, agency or authority, and any other governmental and/or quasi-governmental agency (federal, state and/or local).

5.13 Litigation.  Except as disclosed in Schedule
5.13
to  this  Agreement,  there is no suit, action,
arbitration,  or legal, administrative  or  other
proceeding,  or  governmental investigation
(including, without limitation, any claim  alleging
the  invalidity,  infringement or  interference  of
any  patent, patent application, or rights thereunder
owned or licensed by the Seller)  pending,  or  to
the  best  knowledge  of  the  Seller, threatened, by
or against the Seller that relates in any material
way  to  the Businesses or any of the Assets.  All of
the matters listed  on  Schedule 5.13 shall
constitute Excluded  Liabilities. The Seller is not
aware of any state of facts, events, conditions or
occurrences which might properly constitute grounds
for or the basis   of   any   suit,  action,
arbitration,   proceeding   or investigation  against
or with respect to  the  Seller  or  that relate  in
any  material way to the Businesses  or  any  of  the
Assets,  which,  if adversely determined, would have
a  Material Adverse  Effect  on  the  financial
condition,  operations,   or Businesses  of  the
Seller or upon any material  portion  of  the Assets.


5.14 Intellectual Property.
                (a)  Schedule 5.14 to this Agreement
sets forth a list  and brief description of the
nature and ownership  of:  (i) all  patents,  patent
applications, copyright  registrations  and
applications, registered trade names, and trademark
registrations and  applications, both domestic and
foreign, which are presently owned,  filed or held by
the Seller and/or any of its  directors, officers,
stockholders or employees and which in any material
way relate to or are used in the Businesses; (ii) all
licenses,  both domestic and foreign, which are owned
or controlled by the Seller and/or any of its
directors, officers, stockholders, or employees and
which  in  any material way relate to or  are  used
in  the Businesses;  and  (iii) all franchises,
licenses  and/or  similar arrangements granted to the
Seller by others and/or to others  by the  Seller.
None of the patents, patent applications, copyright
registrations or applications, registered trade
names,  trademark registrations  or  applications,
franchises,  licenses  or  other arrangements  set
forth or required to be set forth  in  Schedule 5.14
is subject to any pending challenge known to the
Seller.
                 (b)    Schedule   5.14  also   lists
(i)             the
jurisdictions in which such intellectual property has
been issued or  registered or in which any
application for such issuance  and registration has
been filed, (ii) licenses, sublicenses and other
agreements  as  to which the Seller is a party  and
pursuant  to
which  any person is authorized to use any
Intellectual  Property (as  defined herein), and
(iii) licenses, sublicenses  and  other agreements
as  to which the Seller is a party  and  pursuant  to
which  the  Seller is authorized to use any third
party  patents, trademarks  or  copyrights,
including  software  ("Third  Party
Intellectual Rights") which are incorporated in, are
or  form  a part of any product of the Seller.
                (c)   Schedule 5.14 lists all
hardware,  computer software,  identifiable know-how
(and the manner  in  which  such know-how  is
memorialized)  and  other  identifiable  technology
(collectively, the "Seller Technology") which the
Seller owns  or licenses  and  is included in the
Assets, and the nature  of  the Seller's rights in
each item of Seller Technology.  Schedule  5.14
also describes the technology design and development that is currently ongoing or planned for 1998.
                (d)  The Seller owns, or is licensed
or otherwise possesses all necessary rights to use all patents, trademarks, trade names, service marks, copyrights and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs and applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intellectual
Property") that are used or marketed in its business as presently conducted and as proposed to be conducted or included or proposed to be included in its products or proposed products.
                (e)  To the knowledge of the Seller,
there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual
Property rights of the Seller, any trade secret material to the Seller or any Intellectual Property right of any third party to the extent licensed by or through the Seller by any third party, including any employee or former employee of the Seller.

Except  as set forth in Schedule 5.14, the  Seller
has
never  entered into any agreement to indemnify any
other  person against  any charge of infringement of
any Intellectual Property. Except  as  set  forth in
Schedule 5.14, there are no  royalties, fees  or
other payments payable by the Seller to any  person
by reason of the ownership, use, sale or disposition
of Intellectual Property.
               (f)  The Seller is not, nor will it be
as a result of   the  execution  and  delivery  of
this  Agreement  or   the performance of its
obligations under this Agreement, in material breach of any license, sublicense or other agreement relating to the Intellectual Property or Third
Party Intellectual  Property Rights.
                (g)   The  Seller  has not (i) been
served with process, or is aware that any person is intending to serve process on the Seller, in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party and (ii) brought any action, suit or proceeding for infringement of Intellectual
Property against any third party. To the knowledge of the Seller, the business of the Seller as presently conducted and as proposed to be conducted, the Seller's products or proposed products do not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party.
                (h)   The Seller has made available
to the Buyer copies of all agreements executed by officers, employees and consultants of the Seller regarding the protection of proprietary information and the assignment to the Seller of any Intellectual
Property arising from services performed for the Seller by such persons.
                (i)   The  Seller  has, to the extent
it deemed necessary and appropriate, obtained or entered into written agreements with third parties in connection with the disclosure to, or use or appropriation by, third parties, of trade secret or proprietary Intellectual Property owned by the Seller and not otherwise protected by a patent, a patent application, copyright, trademark, or other registration or legal scheme ("Confidential
Information"), and does not know of any situation involving such third party use, disclosure or appropriation of Confidential Information where the lack of such a written agreement is likely to result in any material adverse effect on the Seller or the Assets.
5.15  Sensitive Payments.  To the best of the
Seller's
knowledge, the Seller has not (a) made any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the laws of the United States or the jurisdiction in which made, (b) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on its or their books, or (c) made any payments to any person with the intention that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment.

5.16  Real Property.  Except as set forth in
Schedule
5.16  to  this  Agreement, the Seller neither  owns
or  has  any interest of any kind (whether ownership,
lease, or otherwise)  in any  real property except to
the extent of the Seller's leasehold interests under
the leases for its Businesses premises, true  and
complete   copies  of  which  leases  (including  all
amendments
thereto)  are  annexed  to  Schedule 5.16  (the
"Leases"). The
Seller, and to the knowledge of the Seller, the landlords thereunder, are presently in compliance with all of their respective Assumed
Liabilities under the Leases, and the premises leased thereunder are in good condition (reasonable wear and tear excepted) and are adequate for the operation of the Seller's Businesses as presently conducted.

5.17 Status of Payment Obligations in Respect of
Assumed Liabilities. Schedule 5.17 annexed hereto sets forth the current status of all payment obligations of the Seller and/or AUGI in respect of each of the Assumed Liabilities set forth on
Schedule 2.1 annexed hereto.

5.18 Disclosure and Duty of Inquiry. Sellers have filed all tax returns required to be filed (except for returns that have been properly extended) and have paid all taxes shown as owing (other than taxes currently being contested in good faith by appropriate proceedings, for which amounts have been reserved in accordance with generally accepted accounting principles
("GAAP")). No tax returns are currently the subject of audit and there has been no extension of time for assessment of taxes or waiver of the statute of limitations with respect to taxes. Neither Seller is party to any tax sharing or allocation agreement and neither has ever been a member of an affiliated group filing a consolidated federal income tax return. The Buyer is not nor will it be required to undertake any independent investigation to determine the truth, accuracy and completeness of the representations and warranties made by the Seller pursuant to this Article 5.
      6.   ADDITIONAL REPRESENTATIONS AND WARRANTIES
OF AUGI.  In
connection with the sale of the Assets to the Buyer and in order to induce the Buyer to enter into this Agreement, AUGI hereby represents and warrants to the Buyer, as of the date of this Agreement (unless otherwise indicated), as follows:
           6.1   Absence of Undisclosed Liabilities.
Except  as
expressly set forth in the Registration Statement or as disclosed pursuant to schedules to this Agreement, or arising in the normal course of the Seller's
Businesses since July 31, 1997, to the best of AUGI's knowledge there are no liabilities or obligations (including, without limitation, any tax liabilities or accruals) of either Seller, including any contingent liabilities, that are, in the aggregate, material to the Businesses or which could have Material Adverse Effect on the Assets, other than the Assumed Liabilities identified on
Schedule 2.1.  To the best  of  AUGI's knowledge,
the amount of each of the Assumed Liabilities is correctly set forth on Schedule 2.1 in all material respects and, subject to obtaining an extension of the UPS Note (as herein described), not more than $500,000 of such Assumed Liabilities will be payable on or before April 30, 1999.

6.2  Disclosure and Duty of Inquiry. The Buyer is
not
nor   will   it   be   required  to  undertake  any   independent
investigation to determine the truth, accuracy and completeness of the representations and warranties made by AUGI pursuant to this Article 6.

7.  REPRESENTATIONS AND WARRANTIES OF EXTEL AND THE
BUYER
In connection with the purchase of the Assets from the Seller hereunder, EXTEL and the Buyer hereby jointly and severally represent and warrant to the Seller and AUGI as follows:

7.1  Organization,  Good Standing and  Qualification.
Each  of  EXTEL  and the Buyer is a corporation  duly
organized, validly existing and in good standing
under the laws of the State of  Delaware and has all
necessary power and authority to execute and  deliver
this Agreement, to perform the Assumed  Liabilities
hereunder,   and  to  consummate  the  transactions
contemplated
hereby.   Each of EXTEL and the Buyer has all
requisite corporate power and authority to own its properties and to conduct its business as currently conducted, and to execute, deliver and perform its Assumed Liabilities under this Agreement.
The  Buyer is a wholly-owned subsidiary of EXTEL.

7.2   Authorization  of  Agreement.   The  execution,
delivery
and  performance of this Agreement and the
consummation of  the transactions contemplated hereby
by EXTEL and the  Buyer have been  duly  and  validly
authorized by  all  necessary  and appropriate
action  by  the respective Board  of  Directors  and
stockholders of EXTEL and the Buyer; and EXTEL and
the Buyer each have  the  full legal right, power and
authority to  execute  and deliver  this  Agreement,
to  perform  the  Assumed  Liabilities hereunder,     and  to  consummate
the  transactions  contemplated
hereby. No further corporate authorization is necessary on the part of EXTEL or the Buyer to consummate the transactions contemplated hereby.

7.3  Valid and Binding Agreement.  This Agreement
and,
when executed and delivered, all other agreements,
instruments of transfer   or   assignment,
documents,  and  other  instruments, constitute  and
will  constitute the legal,  valid  and  binding
obligation of EXTEL and the Buyer, enforceable
against EXTEL  and the  Buyer in accordance with
their respective terms, except,  in each  case,  to
the  extent limited by  bankruptcy,  insolvency,
reorganization   and  other  laws  affecting
creditors'   rights
generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

7.4  No  Breach of Statute or Contract.  Neither  the
execution and delivery of this Agreement, nor
compliance with the terms  and  provisions of this
Agreement or such other agreements on  the part of
EXTEL or the Buyer will:  (a) violate any statute or
regulation of any governmental authority, domestic or
foreign, affecting  EXTEL  or the Buyer; (b) require
the issuance  of  any authorization,  license,
consent or approval of  any  federal  or state
governmental agency (except to the extent that EXTEL
or the Buyer may be required to be qualified as a
foreign corporation in certain  jurisdictions in
which it is not currently so qualified, and  to  the
extent that EXTEL or the Buyer may be  required  to
reapply for any permits, licenses and/or franchises
which are not assignable  as  part  of the Assets and
any  consent  of  EXTEL's current  lenders  as may be
required); or (c)  conflict  with  or result  in a
breach of any of the terms, conditions or provisions
of any judgment, order, injunction, decree, note,
indenture, loan agreement or other agreement or
instrument to which EXTEL or  the Buyer  is  a party,
or by which EXTEL or the Buyer is  bound,  or
constitute a default thereunder.
7.5   Disclosure.  EXTEL and the Buyer have
previously delivered to the Seller and AUGI a true
and correct copy  of  the Annual Report on Form 10-K
for the year ended March 31, 1998,  as filed by
EXTEL  with  the SEC, including  therein  audited
and unaudited  financial  information (the "EXTEL
Public  Filings"). The   EXTEL   Public  Filings
comply  with  the  SEC  disclosure requirements
applicable thereto and do not  contain  any  untrue
statement  of a material fact or omit to state any
material  fact necessary in light of the
circumstances under which it was  made, in  order  to
make the statements therein not misleading.  Since
the  date of the most recent EXTEL Public Filings,
(a) there  has been  no  material change in the
capitalization of EXTEL  or  the Buyer,  (b)  the
businesses  of  EXTEL,  the  Buyer  and their
respective subsidiaries have been operated in the
normal  course, and  (c)  there  has  been  no
material  adverse  change  in  the financial
condition,  operations or  businesses  of  EXTEL,
the Buyer,  or their respective subsidiaries (taken
as a consolidated whole) from that reflected in such
report.
7.6    Litigation.    There  is  no   suit,   action,
arbitration,  or  legal, administrative or other
proceeding,  or governmental investigation pending,
or to the knowledge of  EXTEL or  the  Buyer,
threatened, against EXTEL or the Buyer (i)  which
challenges  EXTEL's  or  the Buyer's ability  to
consummate  the transactions provided for herein, or
(ii) materially restricts or affects  the  business
operations of EXTEL or  the  Buyer  either before or
after the Closing.
7.7    Disclosure   and   Duty   of   Inquiry.  No
representations or warranties by Buyer or EXTEL in this Agreement and no statement or information contained in the schedules hereto or any certificate furnished or to be furnished to Seller or AUGI hereunder contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading. The Seller and AUGI are not and will not be required to undertake any independent investigation to determine the truth, accuracy and completeness of the representations and warranties made by EXTEL and the Buyer in this Article 7.
8. PRE-CLOSING COVENANTS.  Each of the Seller  and
AUGI covenants and agrees that, from April 15, 1998 (the date of execution of a letter of intent regarding the transactions contemplated hereby) through and including the Closing Date:
8.1  Representations and Warranties.  The
representations and
warranties contained in Articles 4 and 5 of this Agreement shall be true and correct in all material respects as of the Closing Date as if made on such date.
8.2  Access to Information.
                (a)   The Seller shall permit the
Buyer and its counsel, accountants and other representatives, upon reasonable advance notice to the Seller, during normal business hours and without undue disruption of the Businesses of the Seller, to have reasonable access to all properties, books, accounts, records, contracts, documents and information relating to the Businesses and, to the extent reasonably required by the Buyer for its due diligence, the Seller. The Buyer and its representatives shall also be permitted to freely consult with the Seller's counsel concerning the Businesses.
                (b)   Each  of  the  Seller and  AUGI
will make available to the Buyer and its accountants all financial records relating to the Seller and the Businesses, and shall cause the Seller's accountants to cooperate with the Buyer's accountants and make available to the Buyer's accountants all work papers and other materials developed by or in the possession of the Seller's accountants, for the purpose of assisting the Buyer's accountants in the performance of an audit of the Businesses for all periods subsequent to January 1, 1996.

8.3   Conduct  of  Businesses in Normal  Course.       The
Seller  shall carry on the Businesses in
substantially  the  same manner  as  heretofore
conducted  and  as  provided  under the Management
Agreement dated April 15, 1998, and shall not make
or institute  any  unusual  or  novel  methods  of
service,   sale, purchase,  lease, management,
accounting or operation that will vary materially from those methods used by the Seller as of the date hereof, without in each instance obtaining the prior written consent of the Buyer.

8.4  Preservation of Businesses and Relationships.
The
Seller shall, without making or incurring any unusual
commitments or  expenditures,  use  all reasonable
efforts  to  preserve  its business organization
intact,  and   preserve   its   present relationships
with referral sources, clients, customers, suppliers and others having business relationships with the Seller.

8.5   Maintenance  of  Insurance.   The  Seller
shall continue to  carry  its  existing  insurance,
to  the   extent obtainable upon reasonable terms.

8.6  Corporate Matters.  The Seller shall not,
without the prior written consent of the Buyer:
                (a)  amend, cancel or modify any
Material Contract or   enter  into  any  material
new  agreement, commitment   or transaction except,
in each instance, in the ordinary  course  of
business;
                (b)   modify  in  any material
respect  (i)  any material agreement relating to the
Businesses to which the Seller is  a  party  or by
which it may be bound, or (ii) any  policies,
procedures  or  methods  of  doing  business
relating   to the Businesses,  except  in  each case
in  the  ordinary  course  of business;
                (c)  except pursuant to commitments
in effect  on the date hereof (to the extent
disclosed in this Agreement or  in any   schedule
hereto), make any capital expenditure(s)or commitment(s), whether by means of purchase, lease or otherwise, or any operating lease commitment(s), in excess of $50,000 in the aggregate;
                (d)  dispose of or transfer any Asset
outside  of
the ordinary course of business, or sell, assign or dispose of any capital asset(s) with a net book value in excess of $15,000 as to any one item or $50,000 in the aggregate;
               (e)  materially change its method of
collection of accounts or notes receivable, or accelerate or slow in any material respect its payment of accounts payable;
                (f)  forgive any obligation or
performance (past, present or future) owed to the Businesses, except for any intercompany obligation owed by AUGI or its Affiliates to the Seller;
                (g)  incur any material liability or
indebtedness except, in each instance, in the ordinary course of business;
                (h)   subject any of the assets or
properties of the Businesses to any further liens or encumbrances, other than Permitted Liens;
                (i)   make any payments to any
Affiliate  of  the Seller; or
                 (j)   agree  to  do,  or  take  any
action in
furtherance of, any of the foregoing.

9.   ADDITIONAL AGREEMENTS OF THE PARTIES.

9.1  Confidentiality.  Notwithstanding anything to
the contrary contained in this Agreement, and subject
only  to  any disclosure requirements which may be
imposed upon any party under applicable state or
federal securities or antitrust laws,  it  is
expressly understood and agreed by the parties that,
except  with respect  to  matters or information
which are publicly  available other  than by reason
of a breach of this Section 9.1,  (i)  this
Agreement,   the   schedules  hereto,  and   the
conversations, negotiations and transactions relating
hereto and/or contemplated hereby, and (ii) all
financial information, business records  and other
non-public information concerning either party  which
the other  party or its representatives has received
or may hereafter receive, shall be maintained in the
strictest confidence  by  the recipient and its
representatives, and shall not be disclosed  to any
person  that  is  not  associated  or  affiliated
with  the recipient  and involved in the transactions
contemplated  hereby, without  the  prior written
approval of the party which  provided the
information.  The parties hereto shall use their best
efforts to  avoid  disclosure of any of the foregoing
or undue disruption of  any  of the business
operations or personnel of the  parties, and  no
party         shall  issue any press release  or
other  public
announcement  regarding  the  transactions
contemplated   hereby without the prior approval of
each other party (such approval not to be unreasonably withheld or delayed) unless otherwise required under applicable laws and regulations, including SEC rules and regulations.

 In  the  event that the transactions  contemplated
hereby  shall not  be  consummated for any  reason,
each  party covenants and agrees  that  neither  it
nor   any   of its
representatives shall retain (other than information which is publicly available other than by reason of a breach of this Section 9.1) any documents, lists or other writings of any other party which it may have received or obtained in connection herewith or any documents incorporating any of the information contained in any of the same (all of which, and all copies thereof in the possession or control of the recipient or its representatives, shall be returned to the party which provided the information).

9.2   Exclusivity.  From the date hereof  through
any termination  of this  Agreement in
accordance  with  Section  13
below, the Seller and AUGI shall not (and shall not
permit any of their  stockholders, directors,
officers, Affiliates,  agents  or
representatives  to)  negotiate with  or  enter  into
any  other commitments,  agreements or understandings
with any person,  firm or corporation (other than its
Affiliates) in respect of any sale of
capital        stock  or  assets  of  the  Seller,
any   merger,
consolidation or corporate reorganization, or any other such transaction relating to the Seller or the Businesses.

9.3   Bill  of  Sale;  Transfer Documents;
Assumption
Agreement.
               (a)  On the Closing Date, the Seller
shall execute and  deliver to the Buyer a bill of
sale in respect of the Assets in  substantially the
form of Exhibit A annexed hereto (the "Bill of
Sale").  In addition, to the extent that specific
assignments may  be necessary or appropriate in
respect of any of the Assets, and/or  to  the extent
that any of the Assets are represented  by
certificates  of title or other documents, then the
Seller  shall execute  and deliver to the Buyer any
and/or additional  transfer documents, and shall
endorse to and in the name of the Buyer  all
certificates  of  title  and  other such  documents,
as  may  be necessary or appropriate in order to
effect the full transfer  to the Buyer or its
designee(s) of all of the Assets.
               (b)  On the Closing Date, the Seller
and the Buyer shall  execute  and  deliver  to one
another  an  assignment  and assumption  agreement
in respect of the Assumed  Liabilities  in
substantially  the  form  of  Exhibit  B  annexed
hereto   (the "Assumption  Agreement").   In
addition,  to  the  extent   that specific
assignments may be required in order to effect the assignment to and assumption by the Buyer of any particular Assumed Liabilities, the Seller and the Buyer shall execute and deliver to one another such additional assignment and assumption documents.

9.4   Additional  Agreements and Instruments.   On
or
before  the Closing Date, the Seller, AUGI, EXTEL,
and the  Buyer shall   execute,  deliver  and  file
all exhibits, agreements, certificates, instruments and other documents, not inconsistent with the provisions of this Agreement, which, in the opinion of counsel to the parties hereto, shall reasonably be required to be executed, delivered and filed in order to consummate the transactions contemplated by this Agreement.

9.5 Non-Interference. Neither EXTEL, the Buyer, the
Seller, nor AUGI shall cause to occur any act, event or condition which would cause any of their respective representations and warranties made in this Agreement to be or become untrue or incorrect in any material respect as of the Closing Date, or would interfere with, frustrate or render unreasonably expensive the satisfaction by the other party or parties of any of the conditions precedent set forth in Sections 10 and 11 below.

9.6   Management Agreement.  On the Closing Date,
the
Management  Agreement dated April 15, 1998, as
amended  June  22, 1998,  shall  terminate  as
provided in Section
5.2(ii)  of  the
Management Agreement; provided however, within 13
months  of  the Closing  Date,  EXTEL or Buyer shall
pay AUGI in  the  amount  of $150,000  as
reimbursement for advances of expenses  by  AUGI  to
CCC.   The obligation shall be evidenced by a
promissory note to be delivered at the Closing in the form attached hereto as Exhibit D.

9.7 Letter Agreement. On the Closing Date, AUGI and the Seller, on the one hand, and EXTEL and the Buyer, on the other hand, shall execute and deliver to each other the letter agreement in the form annexed hereto as Exhibit E.

10.  CONDITIONS PRECEDENT

10.1 Conditions to Obligations of EXTEL and Buyer.
The obligations of EXTEL and the Buyer to consummate
the transactions contemplated  by  this  Agreement
are  further  subject  to  the satisfaction, at or
before the Closing Date, of all the following
conditions, any one or more of which may be waived in
writing        by
the Buyer:
                (a)   Accuracy of Representations and
Warranties.
All representations and warranties made by the Seller
and/or AUGI in  this  Agreement  shall be true and
correct  in  all  material respects   on  and  as  of
the  Closing  Date  as  though
such
representations and warranties were made on and as of
                that date. (b)  Performance.  The
                Seller and AUGI shall have
performed,  satisfied and complied in all material
respects  with all   covenants,  agreements  and
conditions  required  by  this Agreement to be
performed, satisfied or complied with by them  on
or before the Closing Date.
               (c)  Certification.  The Buyer shall
have received a  certificate, dated the Closing Date,
signed by the Seller  and AUGI, certifying, in such
detail as the Buyer and its counsel may reasonably
request,  that the conditions specified  in  Sections
10.1(a) and 10.1(b) above have been fulfilled.
                (d)   Resolutions.  The Buyer shall
have received
certified  resolutions  of the Board of Directors
and  the  sole stockholder of the Seller and of the
Board of Directors of  AUGI, in  form  reasonably
satisfactory  to  counsel  for  the  Buyer,
authorizing  the  Seller's  and AUGI's  execution,
delivery  and performance of this Agreement and all
actions to be taken by  the Seller and AUGI
hereunder.
                (e)   Absence of Litigation.  No
action, suit    or
proceeding  by  or before any court or any
governmental  body
or
authority, against either the Seller or AUGI or
pertaining to the transactions contemplated   by
this   Agreement or    their
consummation, shall have been instituted on or before
the Closing Date,  which  action,  suit or proceeding
would,  if  determined adversely, have a Material
Adverse Effect.
                 (f)    Due  Diligence.   The  Buyer
shall  have completed,  to its satisfaction, due
diligence of the  properties and  assets  of the
Businesses, contracts,  agreements,  books, records
and documents relating to the Seller and the Assets.
                (g)   Consents.  All necessary
consents of  third
parties  required for the consummation of this
Agreement and  the proposed  transaction, including:
(i) any parties to any Material Contracts
(including,   without  limitation,   contracts
with
customers of the Businesses), and any licensing
authorities which are  material  to  the  Businesses,
and  (ii)  any  governmental authorities  or agencies
to the extent required to  be  obtained prior to  the
Closing  in  connection  with  the  transactions
contemplated by this Agreement, shall have been
obtained and true and complete copies thereof
delivered to the Buyer.
                (h)   Material  Adverse Effect.  On
the  Closing
Date,  there  shall  not  have occurred any  event
or  condition materially  and adversely affecting the
Assets or  the  financial condition,  operations  or
Businesses of the  Seller,  except as
disclosed in this Agreement or the schedules hereto
on  the  date hereof.
                (i)   Extension  of  UPS Note.  AUGI
shall  have
obtained  prior  to  the  Closing Date, an  extension
until  not
earlier   than  November  1999  of  the  $1.5
million  note    of
Connectsoft and AUGI payable to UPS, which is
currently  due  and payable on April 30, 1999 (the
"UPS Note").
                (j)   Intercompany Obligations.  The
Buyer  shall
have  received from AUGI and its Affiliates written
releases       or
other  assurances, in form and substance reasonably
satisfactory to  the  Buyer, that  AUGI and its
Affiliates  will  not  assert against the Buyer or
the Assets or any of Buyer's Affiliates  any
claims  in respect of obligations owed by the Seller
to AUGI  and its  Affiliates,  except  for the Note
to  be  delivered  at  the Closing in the form
annexed hereto as Exhibit D.
               (k)  Additional Working Capital.
EXTEL shall have obtained a minimum of $1.0 million
of additional working  capital financing  for  the
Businesses upon such terms and conditions  as shall
be reasonably acceptable to EXTEL.
               (l)  Bill of Sale.  On or before the
Closing Date, the Seller shall have executed and
delivered the Bill of Sale  to the Buyer.
                (m)  Keyman Agreement.   On or before
the Closing Date, Howard Katz shall have entered into
an employment agreement with  EXTEL on terms and
conditions mutually agreeable to  Howard Katz and
EXTEL.
                (n)  Non-Disclosure Agreements.  All
employees of CCC  shall  have executed and delivered
to CCC (and  Buyer  shall have  received copies
thereof) Non-Disclosure Agreements in  form and
substance reasonably satisfactory to Buyer.
          10.2 Conditions to Obligations of AUGI and
Seller. The
obligations of AUGI and the Seller to consummate the
transactions contemplated  by  this  Agreement  are
further  subject  to  the satisfaction, at or before
the Closing Date, of all the following conditions,
any one or more of which may be waived in writing  by
AUGI:
                (a)   Accuracy of Representations and
Warranties. All representations and warranties made
by EXTEL and the Buyer in this Agreement shall be
true and correct in all material respects on  and as
of the Closing Date as though such representations
and warranties were made on and as of that date.
                (b)  Performance.  EXTEL and the
Buyer shall have performed,  satisfied and complied
in all material respects  with all   covenants,
agreements  and  conditions  required  by  this
Agreement  to be performed, satisfied or complied
with  by  EXTEL and the Buyer on or before the
Closing Date.
                (c)   Certification.  The Seller and
AUGI  shall have received a certificate, dated the
Closing Date, executed  by EXTEL and the Buyer,
certifying, in such detail as the Seller and AUGI
and  their  counsel  may  reasonably  request,  that          the
conditions  specified in Sections 10.2(a) and 10.2(b)
above  have been fulfilled.
                (d)  Resolutions.  The Seller and
AUGI shall have received certified resolutions of the
Board of Directors and sole stockholder of the Buyer
and of the Board of Directors of  EXTEL, in  form
reasonably satisfactory to counsel for the  Seller
and AUGI, authorizing the Buyer's and EXTEL's
execution, delivery and performance of this Agreement
and all actions to be taken by  the Buyer and EXTEL
hereunder.
                (e)   Consents.  All necessary
consents of  third parties  required for the
consummation of this Agreement and  the proposed
transaction, including: (i) any parties to any
Material Contracts (including,
without  limitation,   contracts   with
customers of the Businesses), and any licensing
authorities which are  material  to  the  Businesses,
and  (ii)  any  governmental authorities  or
agencies to the extent required to  be  obtained
prior   to  the  Closing  in  connection  with  the
transactions contemplated by this Agreement, shall have been obtained and true and complete copies thereof delivered to the Buyer.
                (f)   Assumption Agreement.  The
Buyer shall have executed and delivered to the Seller the Assumption Agreement.
                (g)   Promissory Note.  The Buyer and
                EXTEL shall
have executed and delivered to AUGI the Note in the form annexed hereto as Exhibit D.
                (h)  Letter Agreement.  The Buyer and
EXTEL shall have executed and delivered to AUGI and the Seller the letter agreement in the form annexed hereto as Exhibit E.

11.  CLOSING.

11.1 Place and Date of Closing.  Unless this
Agreement shall   be terminated  pursuant  to
Section  13 below,   the consummation of the
transactions contemplated by this  Agreement (the
"Closing") shall take place at the offices of the
Buyer,  or such other location as is agreed to
between the parties, at 10:00 A.M. local time on the
date that is three (3) business days after the
satisfaction of all conditions to Closing set forth
herein, it being understood that the parties hereto
shall use their best efforts  to satisfy the
conditions precedent to Closing, in  each case  on
or before July 15, 1998 (the date of the Closing
being referred  to  in  this  Agreement as the
"Closing  Date").   If,
notwithstanding the parties' best efforts, such conditions shall not have been satisfied by such date, then the Closing Date shall be extended to the date that is three (3) Businesses days after the satisfaction of all such conditions, but which shall not in any case be later than July 31, 1998
("Outside Closing Date"), unless the parties hereto agree in writing otherwise.

11.2 Deliveries at Closing.  At the Closing, the
Seller and                                the
Buyer,  respectively,  will  deliver  the   following
                documents: (a)  The Seller and AUGI
                will deliver or cause to
be delivered to EXTEL and to the Buyer:
(i)  a copy of the by-laws of the Seller and
resolutions adopted by the Seller's Board of
Directors  and  sole stockholder approving  the
transactions  contemplated  by  this Agreement,
certified by the Secretary of the Seller  as  of  the
Closing Date;   (ii)   a   copy   of  the
certificate   of incorporation of  the  Seller,  with
all  amendments thereto, together  with
a  long form good standing  certificate  and  tax
clearance certificate, certified by the Secretary of
State of the Seller's state of incorporation as of a
date no later than  five (5) days before the Closing
Date;(iii) certificate(s) by the Secretaries of  the
Seller  and  of  AUGI, dated as  of  the  Closing
Date, attesting  to the authority and verifying the
signature  of  each person   who  signed this
Agreement  or  any  other  agreement, instrument  or
certificate  delivered  in  connection  with  the
transactions  contemplated hereby on behalf  of  the
Seller  and AUGI, respectively;(iv) all   agreements,
authorizations, exemptions, waivers and consents of
any third persons or entities required  to  be
obtained by the Seller  or  AUGI  hereunder  or
generally necessary for the consummation by the
Seller  and  AUGI of the transactions contemplated by
this Agreement;(v) sufficient, original, executed
copies of assignments of patents, trademarks and/or
copyrights, in form and substance  acceptable to  the
Buyer,  such  that  there  is  one original  version
for each  group of  patents,  trademarks  and
copyrights;
(vi) certificate(s), dated the Closing Date, signed
by the chief financial officer of each of the Seller
and AUGI  that  the conditions specified in Section
10.2(a)  and  (b) hereof have been fulfilled in all
respects; (vii)assignment  of  leases  for each
Lease; and (viii) such other specific instruments of
sale, conveyance,  assignment, transfer,  and
delivery  as  are required to vest good and
marketable title to the Assets  in  the Buyer.
                (b)  EXTEL and the Buyer will deliver
or cause to be delivered to the Seller and to AUGI:
                (i)  a copy of the by-laws of the
Buyer  and resolutions  adopted by the Buyer's Board
of Directors  and  sole stockholder  approving  the
transactions  contemplated  by  this Agreement,
certified by the Secretary of the  Buyer  as  of  the
Closing Date;
                (ii)   a   copy   of  the
certificate   of incorporation of the Buyer, with all
amendments thereto, together
with  a  long  form good standing certificate and
tax  clearance certificate, certified by the
Secretary of State of  the  Buyer's state  of
incorporation as of a date no later than five (5)
days before the Closing Date;
                (iii)      certificate(s) by the
Secretaries of EXTEL  and  of  the  Buyer, dated as
of  the  Closing  Date, attesting  to the authority
and verifying the signature  of  each person  who  signed this
Agreement  or  any  other  agreement,
instrument  or  certificate  delivered  in
connection  with  the transactions  contemplated
hereby on  behalf  of  EXTEL  and  the Buyer,
respectively;
                (iv) certificate(s), dated the
Closing Date, signed  by the chief financial officer
of each of EXTEL  and  the Buyer  that the conditions
specified in Section 10.1(a)  and  (b) hereof have
been fulfilled in all respects; and
                 (v)   such  other  specific
instruments  of conveyance, assignment, transfer, and
delivery as are required to confirm  that  the  Buyer
shall have  assumed  the  payment  and performance of
the Assumed Liabilities and the performance of the
Material Contracts.
12.  TERMINATION OF AGREEMENT.
12.1 General.  This Agreement may be terminated and
the transactions  contemplated hereby may be
abandoned  at  any  time prior  to the Closing:  (a)
by the mutual written consent of  the parties
hereto; (b) by EXTEL and the Buyer, on the one hand,
or by  the  Seller and AUGI, on the other hand, if:
(i) a  material breach  shall  exist with respect to
the written  representations and  warranties made by
the other party or parties, as  the  case may be,
which breach shall not have been cured within thirty
(30) days  after  notice thereof to such other party
or parties;  (ii) the  other party or parties, as the
case may be, shall  take  any action prohibited by
this Agreement, if such actions shall or may have  a
Material  Adverse  Effect on  the  financial
condition, operations,  or  Businesses  of the Seller
or  on  any  material portion of the Assets and/or
the consummation of the transactions contemplated
hereby, and such breach shall not have  been  cured,
if  the  same is capable of cure, within thirty (30)
days  after notice  thereof to the breaching party,
(iii) the other party  or parties,  as  the  case
may be, shall not have  furnished,  upon reasonable
notice  therefor,  such  certificates  and  documents
required in connection with the transactions
contemplated  hereby and matters incidental thereto
as it or they shall have agreed to furnish,  and it
is reasonably unlikely that the other  party  or
parties will be able to furnish such item(s) prior to
the Outside Closing  Date specified below, or (iv)
any consent of  any  third party to the transactions
contemplated hereby (whether or not the necessity of
which is disclosed herein or in any schedule hereto)
is   reasonably  necessary  to  prevent  a  default
under any outstanding material obligation of EXTEL,
the Buyer, AUGI or  the Seller,  and  such  consent
is not obtainable, after  good  faith efforts  to
obtain the same, without material  cost  or  penalty
(unless  the  party  or  parties not seeking  to
terminate  this Agreement agrees or agree to pay such
cost or penalty); or (c) by EXTEL  or the Buyer, on
the one hand, or by the Seller and  AUGI, on  the
other hand, at any time on or after the Outside
Closing Date, if the transactions contemplated hereby
shall not have been consummated  prior  thereto, and
the party directing  termination shall not then be in
breach or default of any obligations imposed upon
such party by this Agreement.
12.2   Effect  of  Termination.   In  the  event   of
termination by either party as above provided in this
Section 12, prompt written  notice  shall  be  given
to  the  other  party. Termination of this Agreement
shall not relieve any party of  any
of  its obligations pursuant to Section 9.1 above,
and shall  not relieve any breaching party from
liability for any breach of this Agreement.
13.  INDEMNIFICATION.  It is expressly understood and
agreed by and   among   all  parties  to  this
Agreement   that the indemnification provisions set
forth in this Article  13  are  in addition  to,  and
not in lieu of, the respective indemnification
obligations of each of EXTEL and AUGI as are set
forth in Article 14 herein. In the event and to the
extent that there shall be any inconsistency  between
the rights and obligations  contained  in this
Article  13 and to Article 14, the terms and
conditions  of Article 14, shall,  in all respects,
govern.
13.1 General.
            (a) Without  prejudice  to  any   rights
of contribution as between the Seller and AUGI, from
and  after  the Closing  Date,  the Seller and AUGI
shall jointly  and  severally defend,   indemnify
and  hold  harmless  the   Buyer   and its
stockholders,  affiliates,  officers,  directors,
employees  and agents  (each a "Buyer Indemnified
Person") from, against and  in respect   of  any  and
all  claims,  losses,  costs,   expenses,
obligations,  liabilities, damages, recoveries and
deficiencies, including
costs  of  investigation,  interest,  penalties
and
reasonable attorneys' fees, that the Buyer may incur,
sustain  or suffer ("Losses") as a result of (i) any
breach of, or failure by the  Seller or AUGI to
perform, in any material respect,  any  of the
representations, warranties, covenants or agreements
of  the Seller  or AUGI contained in this Agreement,
or (ii) any  failure by  the  Seller to pay or
perform when due (or any imposition  on the  Buyer
or EXTEL) any of its retained liabilities  (including
any  liabilities  of  the Business or the Seller
which  are  not Assumed Liabilities).
                 (b) Without  prejudice  to  any
rights of
contribution as between the Buyer and EXTEL, from and
after  the Closing  Date,  the Buyer and EXTEL shall
jointly  and  severally defend,  indemnify  and hold
harmless the Seller  and  AUGI,  and their
respective stockholders, affiliates, officers,
directors, employees  and agents (each a "Seller
Indemnified Person")  from, against  and  in  respect
of any and all claims,  losses,  costs, expenses,
obligations,  liabilities,  damages,  recoveries and
deficiencies, including   costs  of  investigation,
interest, penalties and reasonable attorneys' fees, that the Seller or AUGI may incur, sustain or suffer as a result of (i) any breach of, or failure by the Buyer or EXTEL to perform, in any material respect, any of the representations, warranties, covenants or agreements of the Buyer or EXTEL contained in this Agreement, or (ii) any failure by the Buyer to pay or perform (or any imposition on the Seller or AUGI) when due any of the Assumed Liabilities.


13.2 Limitations on Certain Indemnity.
                (a)   Notwithstanding any other
provision of this Agreement  to  the  contrary, the
Seller and AUGI  shall  not  be liable to the Buyer
with respect to Losses unless and until,  and then
only to the extent that, the aggregate amount of all
Losses incurred  by  the  Buyer shall exceed the  sum
of  $50,000  (the "Basket");  provided,  however,
that  the  Basket  shall  not  be available  with
respect to any Losses involving proven  fraud  by the
Seller  or  AUGI.  The Seller and AUGI shall
thereafter  be liable for all Losses in excess of the
Basket, provided that  the Seller's and AUGI's
maximum aggregate liability in respect of all Losses
shall not, in the absence of proven fraud by the
Seller or AUGI in respect of any particular Losses,
in any event exceed the limitations set forth in
Section 13.2(b) below.
                (b)   Except with respect to any
Losses involving proven  fraud  by the Seller or
AUGI, the Seller and  AUGI  shall only  be  required,
in  the aggregate,  to  pay  indemnification
hereunder,  after  application of the Basket,  up  to
a  maximum amount equal to the Consideration.
                (c)    The   Buyer   shall   be
entitled to indemnification by the Seller and AUGI for Losses only in respect of claims for which notice of claim shall have been given to the Seller and AUGI on or before June 30, 1999, or, with respect to Losses relating to a breach of any warranties in respect of taxes, the expiration of the final statute of limitations for those tax returns covered by the tax warranties contained herein;
provided, however, that the Buyer shall not be entitled to indemnification from the Seller or AUGI in the event that the subject claim for indemnification relates to a third-party claim and the Buyer delayed giving notice thereof to the Seller and AUGI to such an extent as to cause material prejudice to the defense of such third-party claim. This Section 13.2(c) shall not apply to any failure by the Seller to pay when due any of its retained liabilities.

13.3  Claims  for Indemnity.  Whenever a  claim
shall
arise  for  which  any party shall be entitled to
indemnification hereunder,  the  indemnified party
shall notify the  indemnifying party  in  writing
(which  may include  facsimile  transmission) within
three (3) Business days of the indemnified party's
first receipt of notice of, or the indemnified
party's obtaining actual knowledge  of, such claim,
and in any event within  such  shorter period  as may
be necessary for the indemnifying party or parties to
take  appropriate action to resist such claim.   Such
notice shall  specify  all facts known to the
indemnified  party  giving rise  to such indemnity
rights and shall estimate (to the  extent reasonably
possible) the amount of potential  liability  arising
therefrom.   If the indemnifying party shall be duly
notified  of such  dispute, the parties shall attempt
to settle and compromise the  same or may agree to
submit the same to arbitration  or,  if unable  or
unwilling  to do any of the foregoing,  such  dispute
shall  be  settled by appropriate litigation, and any
rights  of indemnification   established  by  reason
of  such   settlement, compromise,  arbitration or
litigation shall promptly thereafter be paid and satisfied by those indemnifying parties obligated to make indemnification hereunder.

13.4 Right to Defend.  If the facts giving rise to
any
claim  for indemnification shall involve any actual
or threatened action or demand by any third party
against the indemnified party or any of its
Affiliates, the indemnifying party or parties shall
be  entitled (without prejudice to the indemnified
party's  right to  participate  at its own expense
through counsel  of  its  own choosing),  at  their
expense and through counsel  of  their  own choosing,
to defend or prosecute such claim in the name  of
the indemnifying  party or parties, or any of them,
or if  necessary, in  the  name  of  the  indemnified
party.   In  any  event,  the indemnified  party
shall give the indemnifying party advance written notice of any proposed compromise or settlement of any such claim. If the remedy sought in any such action or demand is solely money damages, the indemnifying party shall have five (5) Business
Days after receipt of such notice of settlement to object to the proposed compromise or settlement, and if it does so object, the indemnifying party shall be required to undertake, conduct and control, though counsel of its own choosing and at its sole expense, the settlement or defense thereof, and the indemnified party shall cooperate with the indemnifying party in connection therewith.



14.  INDEMNIFICATION - ASSUMED LIABILITIES/MATERIAL
     CONTRACTS
14.1.  Indemnification of the Seller and AUGI.  Each
of   EXTEL   and   Buyer  does  hereby  jointly  and
severally,
irrevocably, absolutely and unconditionally indemnify, defend and hold harmless the Seller and AUGI, and each of them, individually and severally, to the fullest extent permitted by law, from and against any claim against the Seller or AUGI in respect of (i) any act, omission, neglect, breach or failure by EXTEL and/or Buyer, or either of them, to timely and fully pay and perform each and every one of the Assumed Liabilities and Material Contracts, when due, and (ii) as a result of, arising from or in connection with any claim by any taxing authority for Taxes of or relating to EXTEL or Buyer, including (but not limited to) all Taxes attributable to the business and operations of any of them after the Closing Date (all of the foregoing being referred to collectively as the "AUGI Group Indemnified Amounts"), except to the extent provided in Sections 2.2(b) and 14.2. Each of the Buyer and EXTEL jointly and severally covenants and agrees to fully pay and reimburse each of the Seller and AUGI, within twenty-four
(24) hours of written demand therefor, for any payments made or amounts which the Seller or AUGI becomes legally obligated to pay in connection with any of the AUGI Group Indemnified Amounts, except to the extent provided in Sections 2.2(b) and 14.2.

14.2 Indemnification of the Buyer and EXTEL.  Each
of AUGI, Connectsoft  and  CCC does hereby jointly
and  severally, irrevocably, absolutely and
unconditionally indemnify, defend and holds
harmless  the  Buyer  and  EXTEL,  and  each   of
them, individually  and severally, to the fullest
extent  permitted  by law,  from  and against any
claim against the Buyer or  EXTEL  in respect  of (i)
any act, omission, neglect, breach or failure  by
AUGI, Connectsoft and/or CCC, or any of them, to
timely and fully pay  and  perform  (a)
each  and  every  one  of  the  Excluded
Liabilities,  when  due, and (b) any of the Assumed
Liabilities, but only to the extent that the
aggregate principal amount of all such  Assumed
Liabilities shall exceed $4,500,000 and (ii)  as  a
result  of, arising from or in connection with any
claim  by  any taxing authority for Taxes of or
relating to AUGI, Connectsoft or CCC, including (but
not limited to) all Taxes attributable to the
business and operations of any of them prior to the
Closing  Date (all  of  the  foregoing being referred
to  collectively  as  the "EXTEL   Group  Indemnified
Amount").   For  purposes  of   this Agreement,
"Taxes" shall mean all federal, state, county, local and other taxes, including, without limitation, income taxes, estimated taxes, withholding taxes, excise taxes, sales taxes, use taxes, gross receipt taxes, franchise taxes, employment and payroll related taxes, property taxes and import duties, whether or not measured in whole or in part by net income, and all deficiencies or other additions to tax, interest and penalties owed by it in connection with any such taxes. Each of AUGI, Connectsoft and CCC jointly and severally covenants and agrees to fully pay and reimburse each of the Buyer and EXTEL, within twenty-four
(24) hours of written demand therefor, for any payments made or amounts which the Buyer or EXTEL becomes legally obligated to pay in connection with any of the EXTEL Group Indemnified Amount.

14.3  Claims  for Indemnity.  Whenever a  claim
shall
arise  for  which  any party shall be entitled to
indemnification hereunder,  the  indemnified  party
shall  promptly  notify  the indemnifying  party  in
writing  (which  may  include  facsimile
transmission) following the indemnified party's
receipt of notice of,  or  the  indemnified party's
obtaining actual knowledge  of, such  claim.   Such
notice shall specify all facts known  to  the
indemnified party giving rise to such indemnity
rights and  shall estimate  (to  the  extent
reasonably possible)  the  amount  of potential
liability arising therefrom.
14.4 Right to Defend.  If the facts giving rise to
any
claim  for indemnification shall involve any actual
or threatened action or demand by any third party
against the indemnified party or any of its
affiliates, the indemnifying party or parties shall
be  entitled (without prejudice to the indemnified
party's  right to  participate  at its own expense
through counsel  of  its  own choosing),  at  their
expense and through counsel  of  their  own choosing,
to defend or prosecute such claim in the name  of
the indemnifying  party or parties, or any of them,
or if  necessary, in  the  name  of  the  indemnified
party.   In  any  event,  the indemnified  party
shall give the indemnifying party advance written notice of any proposed compromise or settlement of any such claim. If the remedy sought in any such action or demand is solely money damages, the indemnifying party shall have three (3) days after receipt of such notice of settlement to object to the proposed compromise or settlement, and if it does so object, the indemnifying party shall be required to undertake, conduct and control, though counsel of its own choosing and at its sole expense, the settlement or defense thereof, and the indemnified party shall cooperate with the indemnifying party in connection therewith.

15. POST-CLOSING EVENTS. The parties hereby further agree that, from and after the Closing:

15.1 Books and Records.  At any time and from time
to
time from and after the Closing Date, the Buyer shall
permit  the Seller  and/or AUGI to have access,
during normal business  hours and  without undue
disruption of the Buyer's Businesses, to those books
and records transferred to the Buyer as part of the
Assets, for purposes of preparing any tax filings or
any other legitimate purpose of the Seller and/or
AUGI.  Such books and records may be made  available
at any location where the Buyer maintains  same, and
all costs and expenses relating to such access and
inspection shall  be the responsibility of the Seller
and/or AUGI.                                              In  the
event that, at any time and from time to time after the Closing Date, the Buyer shall determine to destroy or dispose of any such books and records, the Buyer shall give notice thereof to the Seller and/or AUGI not less than thirty (30) days prior to such disposition, and the Seller and/or AUGI shall have the right, at their own cost and expense, to take possession of such books and records prior to their disposition.

15.2 Employees. The Buyer hereby confirms its intention to retain, as of the Closing Date, the employees of the Businesses identified on Schedule
15.2, provided that the Buyer shall at all times retain the absolute discretion to terminate, dismiss, reassign or otherwise modify the terms of employment of any or all of such employees. The Buyer shall retain full discretion as to the nature and extent of benefits to be provided to employees for periods from and after the Closing Date.

15.3  Further Assurances.  From time to time from
and after  the Closing Date, the parties will take
any and  all  such action and execute and deliver to
one another any and all further agreements,
instruments, certificates and other documents, as may
reasonably be requested by any other party in order
more fully to consummate the transactions
contemplated hereby, and to effect an orderly
transition  of  the  ownership  and  operations  of
the
Businesses.
16   COSTS.
16.1 Finder's or Broker's Fees. The Buyer and EXTEL
(on
the one hand) and the Seller and AUGI (on the other hand) represents and warrants that neither they nor any of their respective Affiliates have dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement, and no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions.

16.2 Expenses. The Buyer, the Seller and AUGI shall each pay all of their own respective costs and expenses incurred or to be incurred by them, respectively, in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

17.  FORM OF AGREEMENT.

17.1 Effect of Headings. The Section headings used in this Agreement and the titles of the schedules hereto are included for purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions hereof or of the information set forth in such schedules.

17.2   Entire  Agreement;  Waivers.  This   Agreement
(including the  schedules and exhibits hereto)
constitutes  the entire agreement between the parties
pertaining to  the  subject matter hereof,   and
supersedes  all  prior   agreements   or
understandings  as to such subject matter.  No party
hereto  has made any representation or warranty or
given any covenant to  the other except as set forth
in this Agreement and the schedules and exhibits
hereto.   No waiver of any of the  provisions  of
this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

17.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


18.  PARTIES.

18.1  Parties in Interest.  Nothing in this
Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the Assumed
Liabilities or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

18.2 Notices.  All notices, requests, demands and
other communications under this Agreement shall be in
writing and shall be  deemed  to  have been duly
given on the date  of  service  if served personally
on or telecopied to the party to whom notice is to
be  given (telecopy confirmation received by the
transmitting party), one day after being deposited
for overnight delivery with a  recognized  overnight
courier service in a properly  addressed package with
all charges prepaid or billed to the account of  the
sender, or on the third day after mailing if mailed
to the  party to whom notice is to be given, by first
class mail, registered or certified, postage prepaid,
and properly addressed as follows:
                 (a)  If to the Seller or AUGI:
                    Connectsoft, Inc.
                    c/o American United
                    Global, Inc. 11130
                    NE 33rd Place, Suite
                    250 Bellevue,
                    Washington  98004
                    Attn:  Mr. Robert M.
                    Rubin
                    Fax No.: (425)
                             822-
                             9095
                             and
                             (516)
                             254-
                             2136




              with a copy sent
concurrently to:

                          Jay M.
                    Kaplowitz, Esq.
                    Gersten, Savage,
                    Kaplowitz &
                       Fredericks,
                       LLP
                    101 East 52nd
Street
                    New York, New
York 10022
                Fax No.:(212)980-
5192

                (b)  If to the
Buyer:

Executive TeleCard, Ltd.
4260 East Evans Avenue Denver, Colorado  80222 Attn:
Christopher Vizas Fax No.: (303) 692-0965

with a copy sent concurrently to:
Stephen Kaufman, Esq.Hogan & Hartson, LLP
555 Thirteenth Street, N.W. Washington, D.C.  20004-
1109 Fax No.: (202) 637-5910

or to such other address or telecopier number as any party shall have specified by notice in writing given to all other parties.

19.  MISCELLANEOUS.

19.1 Amendments and Modifications. No amendment or modification of this Agreement or any exhibit or schedule hereto shall be valid unless made in writing and signed by the party to be charged therewith.

19.2 Non-Assignability; Binding Effect.  Neither
this Agreement, nor any of the rights or liabilities
of  the  parties hereunder, shall be assignable by
any party hereto  without  the prior written consent
of all other parties hereto,  except  that the Buyer
may, without requirement of any consent of AUGI or
the Seller, assign the Buyer's rights to
indemnification hereunder to any  secured  lender to
the Buyer from time to time.   Otherwise, this
Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

19.3 Governing Law; Jurisdiction.  This Agreement
shall be construed  and  interpreted and  the  rights
granted  herein governed  in  accordance with the
laws of the State  of  Delaware applicable  to
contracts made and to be performed wholly  within
such  State.   Except as otherwise provided in
Section  13.3  and Section  14.3  above,  any claim,
dispute or controversy  arising under  or  in
connection with this Agreement or  any  actual  or
alleged breach hereof shall be settled exclusively by
arbitration in  accordance  with  the  commercial
arbitration  rules  of  the American Arbitration
Association then obtaining.  As part of  his or  her
award, the arbitrator shall make a fair allocation of
the fee  of  the  American Arbitration Association,
the cost  of  any transcript,  and the parties'
reasonable attorneys' fees,  taking into account the
merits and good faith of the parties' claims and
defenses.   Judgment may be entered on the award so
rendered in any court having jurisdiction. Any process or other papers hereunder may be served by registered or certified mail, return receipt requested, or by personal service, provided that a reasonable time for appearance or response is allowed.
           [Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this
Agreement on and as of the date first set forth above.
                    AMERICAN UNITED GLOBAL, INC.
                         By:______________________________
                         ___________
                              Name:
                         Title:
                    CONNECTSOFT COMMUNICATIONS CORPORATION
                         By:______________________________
                         ___________
                              Name:
                         Title:
                    CONNECTSOFT HOLDING CORP.
                         By:______________________________
                         ___________
                              Name:
                         Title:
                    C-SOFT ACQUISITION CORP.
                         By:______________________________
                         _________
                              Name:
                         Title:
                    EXECUTIVE TELECARD, LTD.
                         By:______________________________
                         _________
                              Name:
                         Title:








                      EXHIBIT A

                    BILL OF SALE

BILL  OF  SALE dated as of July ___,  1998,  from
CONNECTSOFT COMMUNICATIONS CORPORATION, a  Delaware
corporation and CONNECTSOFT   HOLDING  CORP.,  a
Washington   corporation (collectively "Seller"), to
C-SOFT ACQUISITION CORP., a  Delaware corporation
("Buyer").

Buyer,  Seller, American United Global,  Inc.,  a
Delaware corporation, and Executive TeleCard, Ltd., a Delaware corporation, are parties to an Asset
Purchase  Agreement  dated July  ___,  1998 (the
"Purchase Agreement"). Seller desires to sell, transfer, convey, assign and deliver, and Buyer desires to purchase and acquire, the assets of Seller identified in the Purchase Agreement. The execution and delivery of this Bill of Sale is a condition to Purchaser's obligations under the Purchase Agreement.

NOW, THEREFORE,   for   good   and   valuable
consideration, the receipt and sufficiency of which is hereby acknowledged, Seller hereby agrees as follows:

1. Capitalized terms used herein but not defined herein shall have the meanings assigned such terms in the Purchase Agreement.

2.    For  good  and valuable consideration,  the
receipt and
sufficiency of which are hereby acknowledged, Seller,
for
itself  and  its  successors  and  assigns,  hereby
sells, transfers,  conveys,  assigns and delivers to
Buyer,  and  Buyer hereby   accepts,  free  and
clear  of  all   liens   or   other encumbrances,
except Permitted Liens, all or substantially all of
the  tangible and intangible assets of Seller,
including  without limitation,   all   software,
engineering,   developments and
technology  associated  with the FreeAgent
Technology,  and  the hardware networking equipment,
computers and software relating to the  CNOC
Business, including, but not limited to, the
following: (a)  all  items  of  tangible fixed
assets, furniture,  fixtures, machinery, equipment,
computers, computer systems and vehicles of CCC  and
Connectsoft  which are used in  the  operation  of
the Businesses,  and  which  are set forth  on
Schedule  A-1  hereto (collectively,  the "Fixed
Assets"), all of which  are  presently held  by  CCC
other  than the CNOC, which is presently  held  by
Connectsoft;  (b) all inventory and supplies of the
Seller;  (c) all trade names, trademarks, patents,
copyrights, customer lists, supplier   lists,  trade
secrets, computer software programs, engineering, technical information, and other such knowledge and information constituting the "know-how" of the Seller; (d) the goodwill of the Businesses and their value as going concerns; (e) to the extent assignable, all licenses and permits of the Seller;
(f) all books, records, printouts, drawings, data, files, notes, notebooks, accounts, invoices, correspondence and memoranda of the Seller; and
(g) all other rights and assets of any kind, tangible or intangible, of the Seller (including the Material Contracts listed on Schedule A-2 hereto, which Buyer specifically assumes the obligations thereunder) whether or not reflected in their internal financial statements or on their books and records ("Transferred Assets"); excluding only the Excluded Assets.

3.   Seller hereby covenants and agrees to execute
and  deliver
to  Buyer  such  instruments  of  sale,  transfer,
conveyance, assignment  and  delivery,   and   such
consents, assurances, powers of attorney and other
instruments,  including separate
assignments for intellectual property rights, as may
be reasonably requested by Buyer or its counsel in
order to vest  in Buyer  all  right, title and
interest of Seller  in  and  to  the Transferred
Assets  and  otherwise in order  to  carry  out  the
purpose  and  intent  of  this Bill  of  Sale  and
the  Purchase Agreement.
4.     Notwithstanding  Section  2  hereof,  the
Transferred Assets shall not include any assets other
than  the Transferred Assets,   including  (a)   all
cash,   marketable securities, accounts  receivable
and  notes  receivable  of  the Seller, (b) those
specific assets of the Seller relating  to  the
Businesses which are identified on Schedule 1.2 to
the  Purchase Agreement, (c) all bank accounts of the
Seller, (d) all rights to any  tax refunds  of the
Seller, (e) the Seller's  stock  record books, minute
books, and tax returns, (f) all of  the  Seller's
rights under the Purchase Agreement, and (g) those
miscellaneous other assets or properties of each of
CCC and Connectsoft  which are not  related to either
the FreeAgent Technology or the  CNOC Business and
which are identified on Schedule 1.2 to the Purchase
Agreement.
5.    Notwithstanding any other provision of this
Bill  of Sale to the contrary, nothing contained in
this Bill  of Sale  shall in any way supersede,
modify, replace, amend, change, rescind, waive,
exceed, expand, enlarge or in any way affect  the
provisions,  including  the  warranties,  covenants,
agreements, conditions, representations or, in
general any of the rights  and remedies,  and  any
of the obligations and  indemnifications  of Seller
set forth in the Purchase Agreement nor shall this
Bill of Sale  expand or enlarge any remedies under
the Purchase Agreement including   without
limitation  any  limits  on  indemnification
specified therein.  This Bill of Sale is intended
only to  effect the  transfer of certain property to
be transferred  pursuant  to the  Purchase  Agreement
and  shall  be  governed  entirely in accordance
with  the  terms  and  conditions  of  the Purchase
Agreement.
6.    This Bill of Sale shall be governed by  and
construed  in accordance with the internal laws of
the  State  of Delaware.
           [Signatures on following page]
IN WITNESS WHEREOF, Seller has caused this Bill of
Sale  to  be executed and delivered on the date and
year  first written above.
   CONNECTSOFT COMMUNICATIONS CORPORATION
By:_______________________________________
Name:
Its:

CONNECTSOFT HOLDING CORP.
By:_______________________________________

Name:
Its:







                            EXHIBIT B

               ASSIGNMENT AND ASSUMPTION AGREEMENT
ASSIGNMENT AND ASSUMPTION AGREEMENT dated  as  of July
___,
1998,  between C-SOFT ACQUISITION CORP.,  a  Delaware
corporation ("Buyer"),        and   CONNECTSOFT
COMMUNICATIONS
CORPORATION,  a Delaware  corporation, and  CONNECTSOFT
HOLDING CORP., a Washington corporation (collectively
"Seller").

Buyer,  Seller, American United Global,  Inc.,  a
Delaware corporation, and Executive TeleCard  Ltd.,  a
Delaware corporation are parties to an Asset Purchase
Agreement  dated  as of  July ___, 1998 (the "Purchase
Agreement"). It is a condition precedent to Seller's obligations under the Purchase Agreement that Buyer execute and deliver this Assignment and Assumption
Agreement.

                NOW, THEREFORE, for   good   and
valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer hereby agrees as follows:

1. Capitalized terms used herein but not defined herein shall have the meanings assigned such terms in the Purchase Agreement.

2. Seller hereby assigns to Buyer each of the contracts, agreements and instruments set forth on Schedule B-1 hereto
(the "Seller Contracts") and the Assumed Liabilities set forth on Schedule B-2 hereto ("Assumed
Liabilities").

3. Buyer hereby assumes all liabilities arising (i) under the Seller Contracts and (ii) under the Assumed Liabilities, in each case from and after the Closing Date, and hereby assumes, and agrees to be bound by, pay and fully and faithfully discharge and perform, all obligations of Seller of continued performance under the Seller Contracts and Assumed
Liabilities from and after the date hereof in accordance with the terms of the Purchase Agreement;
provided that Buyer shall not assume more than $4,500,000 in the aggregate principal amount of Assumed Liabilities.


4. Notwithstanding  anything  contained in Sections  2
or 3 hereof to the contrary, Buyer does not  assume,
and  shall  not be responsible for any liabilities or
obligations of   Seller  or any  affiliate  of  Seller,
whether  fixed or contingent,  known or unknown,
threatened, pending or unasserted, other  than the
Seller Contracts and Assumed Liabilities.  Seller does
retain and shall remain responsible for in accordance
with the  terms and  conditions  of the Purchase
Agreement,  all  of Seller's debts,  liabilities  and
obligations  of  any   nature whatsoever,  other  than
the  Assumed  Liabilities  and   Seller Contracts,
whether accrued, absolute or contingent, whether known or unknown, whether due or to become due and whether related to the Assets or otherwise, and regardless of when asserted, including, without limitation, the following liabilities or obligations of Seller (none of which will constitute Assumed
Liabilities):
                     (a)  all liabilities and
obligations of any kind existing as of the Closing of a nature characterized as an intercompany liability, and any similar item otherwise owed between Seller and American United Global, Inc. or any of its affiliates;
                     (b)   any  liabilities with
respect to any bonus, deferred compensation, pension, profit sharing, retirement or other such benefit plan;
                     (c)   all  liabilities  and
obligations  of Seller for Taxes; and
                     (d)   any  of  the  obligations
and  claims required  to  be  set  forth in Schedule
5.13  of  the  Purchase Agreement.

5.   From time to time after the date hereof, each of
Buyer  and Seller will execute and deliver to the other
such instruments
as  may  be reasonably requested  by  Buyer  or  its
counsel or Seller or its counsel, as the case may be,
in order to carry  out the  purpose  and  intent  of
this  Assignment           and Assumption Agreement and
the Purchase Agreement.

6.  Notwithstanding any other provision of this
Assignment  and Assumption Agreement to  the  contrary,
nothing contained  in this Assignment and Assumption
Agreement  shall  in any  way supersede,  modify,
replace,  amend,  change,  rescind, waive, exceed,
expand,  enlarge,  or  in  any  way  affect  the
provisions,  including  the  warranties,  covenants,
agreements, conditions, representations or, in general
any of the rights  and remedies,  and  any  of the
obligations and  indemnifications  of Buyer  or  Seller
set forth in the Purchase Agreement  nor  shall this
Assignment and Assumption Agreement expand or  enlarge
any remedies     under   the  Purchase  Agreement
including without
limitation any limits on indemnification specified therein. This Assignment and Assumption Agreement is intended only to effect the transfer of certain liabilities assumed pursuant to the Purchase
Agreement and shall be governed entirely in accordance with the terms and conditions of the Purchase
Agreement.

7. This Assignment and Assumption Agreement shall be
governed by and construed in accordance with the internal laws of the State of Delaware.


            [Signatures on following page]

IN WITNESS WHEREOF, Buyer and Seller have caused this
Assignment and Assumption Agreement to be executed and delivered on the date and year first written above.

CONNECTSOFT COMMUNICATIONS CORPORATION
                                     By:
                                     Name:
                                     Its:
           CONNECTSOFT HOLDING CORP.
                                     By:
                                     Name:
                                     Its:
            C-SOFT ACQUISITION CORP.
                                     By:
                                     Name:
                                     Its:





                      EXHIBIT C

THIS  NOTE  HAS NOT BEEN REGISTERED UNDER THE
SECURITIES  ACT  OF 1933,  AS  AMENDED, OR REGISTERED
OR QUALIFIED  UNDER  ANY  STATE SECURITIES LAWS.

EXECUTIVE TELECARD, LTD.

C-SOFT ACQUISITION CORP.  Promissory Note Denver,
Colorado April 30, 1999
          Executive TeleCard, Ltd, a Delaware
corporation, and C Soft Acquisition Corp., a Delaware
corporation (collectively "Co maker"),   for  value
received, promises  to  pay,  jointly  and severally,
subject to the terms and conditions of this  Note,
to AMERICAN  UNITED  GLOBAL,  INC.,  a  Delaware
corporation   (the "holder"),   the  principal  sum
of  ___________________________ DOLLARS  ($_________)
with interest on  the  outstanding  unpaid principal
amount hereof from the date hereof until paid  in
full at  the  annual  rate  of  eight percent
(8.00%).   All  interest payment calculations
required hereunder shall be computed on  the basis
of the actual number of days elapsed over a year
comprised of 365 days.
          This  Note is issued by Co-maker pursuant
to the  Asset Purchase  Agreement, dated as of July
___, 1998, among  Co-maker, the   holder,
Connectsoft   Holding   Corp.   and   Connectsoft
Communications Corporation (the "Asset Purchase
Agreement"). All capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Asset Purchase
Agreement.

1.   Payments

1.1. Principal and any accrued but unpaid interest shall be due and payable on the earlier of:

         (a)  ten  (10)  business days  following
the closing of one or more private or public
offerings   of   any  equity                             or
debt securities  of  either Co-maker  raising gross
proceeds of at least $5,000,000 in the  aggregate;
provided, however,  that the Co-maker's first private
offering of equity   or  debt securities  hereafter
shall   not   trigger  a  repayment of principal
and/or interest hereunder; or
    (b)  one year from the date hereof.

1.2. Payments of principal and accrued interest of this Note shall be made to the holder at 25 Highland
Blvd., Dix Hills, New York 11746, or such other place or places within the United States as may be specified by the holder of this Note in a written notice to Co-maker at least 10 business days before a given payment date.

1.3. Payments of principal and accrued interest of
this  Note
shall be made in lawful money of the United States
of America by mailing Co-maker's good check in the
proper amount  to such holder  at least three days
prior to the due date  of  such payment  or otherwise
transferring funds so as to be received  by such
holder on the due date of such payment.
1.4.  If any payment on this Note becomes due  and
payable  on  a Saturday, Sunday or other day on which
commercial banks  in  New York City are authorized or
required  by  law  to close,  the maturity  thereof
shall  be  extended  to  the  next succeeding
business day, and no interest on the principal
amount shall be payable during such extension.
1.5. In no event shall the amount of interest  due or
payable hereunder  exceed  the  maximum  rate  of
interest allowable by applicable law, and in the
event any such payment is inadvertently paid by Co-
maker, or inadvertently received by  the holder,
then  such  excess shall be credited  as  a  payment
of principal.   It  is the express intent hereof that
Co-maker  not pay,  and the holder not receive,
directly or indirectly  in  any manner  whatsoever,
interest in excess  of  that  which  may  be legally
paid by Co-maker under applicable law.
2.  Cancellation of Note.
Upon payment in full in accordance with Section  1
hereof of all outstanding obligations under this
Note, Co-maker's obligations in  respect of payment
of this Note shall  terminate and the holder shall
surrender this Note to Co-maker.
3.  Events of Default.
3.1  In the event that:
         (a)  Co-maker defaults for more than ten (10)
Business  Days after receipt of  written notice of
failure to make any payment
of principal  or  interest required  to  be made  on
this  Note
or any  other  note issued  by either Co-maker in  favor
of
holder; or
         (b)  Either Co-maker: (i) commences any case,
proceeding or other action (x) under any existing or
future law of any jurisdiction,  domestic   or
foreign, relating to bankruptcy, insolvency,
reorganization  or  relief  of  debtors, seeking  to
have  an order  for  relief entered  with respect to it,
or
seeking to   adjudicate   it   a   bankrupt or
insolvent,  or seeking  reorganization, arrangement,
composition or other relief with  respect to it or
its debts or  (y) seeking   appointment
of  a receiver, trustee,  custodian  or  other
similar official for  it  or  for  all  or  any
substantial part of its assets, or shall make   a
general  assignment  for the benefit of its
creditors; or (ii) is the debtor   named   in  any
other
case, proceeding or other action of  a  nature
referred  to  in clause (i) above  which (x) results
in the entry of an order for relief  or  any  such
adjudication or
appointment  or (y) remains undismissed, undischarged
or unbonded for a period of sixty  (60)  days; or
(iii)  takes  any action in furtherance of, or
indicating its   consent to,  approval
of, or acquiescence  in, any of the  facts  set forth
in  clause (i) or (ii) above;  or (iv)  shall
generally not, or  shall  be unable to, or shall
admit in writing its inability  to,  pay its debts
as  they become due; then,  and in any such event (an
"Event of Default"), and at  any time  thereafter,
if  such Event  of  Default  shall  then be
continuing, any holder of this Note may, by written
notice to Comaker,  declare  this Note due and
payable, whereupon  this  Note shall be due and
payable without presentment, demand, protest  or
other  notice  of  any kind, all of which are  hereby
expressly waived.                    It is hereby
expressly agreed that should any Event of Default exist and be continuing then, in such event, simple interest shall accrue on the outstanding principal balance of this Note from the date of any Event of Default at the rate of twelve percent
(12.0%) percent per annum.
4.  Investment Representation.
Each holder of this Note hereby acknowledges that this Note has not been and will not be registered under the Securities Act of 1933, as amended (the
"Act") or under any applicable state securities law; and that Co-maker's reliance on the Section
4(2) exemption of the Act and on applicable state securities laws is predicated in part on the representations hereby made to Co-maker by the holder that it is acquiring the Note for investment for its own account and not for resale or distribution.

5.  Miscellaneous.

5.1    Upon   receipt   of   evidence    reasonably
satisfactory
to Co-maker of the loss, theft, destruction or mutilation of this Note and of a letter of indemnity reasonably satisfactory to Co-maker and upon surrender or cancellation of the Note, if mutilated, Co-maker will make and deliver a new Note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note.

5.2   In  the  event  that one of  the  Events  of
Default specified  in  Section 3  hereof  has
occurred  and  is continuing,  the holder of this
Note shall be reimbursed  by  Co maker   for   the
payment of its costs including reasonable attorneys' fees relating to the enforcement of any of the provisions of this Note.

5.3   This Note and the rights and obligations  of Co-
maker   and any  holder  hereunder  shall  be
construed   in accordance with and be governed by the
internal laws of the State of Delaware.

5.4 Time is of the essence of this Note. If any provisions of this Note or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Note and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

IN WITNESS WHEREOF, each Co-maker has executed this Note as of the day and year first above written.

EXECUTIVE TELECARD, LTD

By:___________________________ _____
                                        Name:
                                        Title:

C-SOFT ACQUISITION CORP.

By:___________________________ _____
                                        Name:
                                        Title:







                      EXHIBIT D
THIS  NOTE  HAS NOT BEEN REGISTERED UNDER THE
SECURITIES  ACT  OF 1933,  AS  AMENDED, OR REGISTERED
OR QUALIFIED  UNDER  ANY  STATE SECURITIES LAWS.

              EXECUTIVE TELECARD, LTD.

                    C-SOFT ACQUISITION CORP.
                   Promissory Note
                                                 Denver,
                                                 Colorado
                                                 July 15,1998

Executive TeleCard, Ltd, a Delaware corporation, and
CSoft Acquisition Corp., a Delaware corporation
(collectively "Co maker"),  for  value  received,
promises  to  pay,  jointly  and
severally, subject to the terms and conditions of
this  Note,  to AMERICAN  UNITED  GLOBAL,  INC.,  a
Delaware  corporation   (the "holder"),  the
principal  sum of  ONE  HUNDRED  FIFTY  THOUSAND
DOLLARS  ($150,000)  with  interest  on  the
outstanding  unpaid principal amount hereof from the
date hereof until paid  in  full at  the  annual
rate  of  eight percent (8.00%).   All  interest
payment calculations required hereunder shall be computed on the basis of the actual number of days elapsed over a year comprised of 365 days.

This  Note is issued by Co-maker pursuant to the
Asset Purchase Agreement, dated as of July ___, 1998,
among  Co-maker, the holder,   Connectsoft   Holding
Corp.   and   Connectsoft Communications Corporation
(the "Asset Purchase Agreement"). All capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Asset Purchase Agreement.

1.   Payments

1.1. Principal and any accrued but unpaid interest
shall be due and payable on the earlier of:
           (a)   ten  (10) business days  following
the closing of  one  or more private or public
offerings of  any equity or debt securities of
either Comaker raising gross proceeds of at least
$5,000,000  in the aggregate;  provided, however,
that the  Co-maker's   first private  offering  of
equity  or   debt securities hereafter shall not
trigger a repayment  of principal and/or  interest
hereunder; or
           (b)    July  15,   1999 ("Maturity  Date")
which principal  and accrued  interest shall  be
payable  in twelve equal   monthly   installments
commencing on the Maturity Date.

1.2. Payments of principal and accrued interest of this Note shall be made to the holder at 25 Highland
Blvd.,  Dix Hills,
New York 11746, or such other place or places within the United States as may be specified by the holder of this Note in a written notice to Co-maker at least 10 business days before a given payment date.

1.3. Payments of principal and accrued interest of this Note shall be made in lawful money of the United States of America by mailing Co-maker's good check in the proper amount to such holder at least three days prior to the due date of such payment or otherwise transferring funds so as to be received by such holder on the due date of such payment.

1.4. If any payment on this Note becomes due  and
payable  on  a Saturday, Sunday or other day on which
commercial banks  in  New
York City are authorized or required  by  law  to
close,  the maturity  thereof shall  be  extended  to
the  next succeeding business day, and no interest on
the principal  amount shall be payable during such
extension.
1.5. In no event shall the amount of interest due or
payable hereunder  exceed  the  maximum  rate  of
interest allowable by applicable law, and in the
event any such payment is inadvertently paid by Co-
maker, or inadvertently received by  the holder,
then  such  excess shall be credited  as  a  payment
of principal.   It  is the express intent hereof that
Co-maker  not pay,  and the holder not receive,
directly or indirectly  in  any manner  whatsoever,
interest in excess  of  that  which  may  be legally
paid by Co-maker under applicable law.
2.   Cancellation of Note.
Upon payment in full in accordance with Section 1
hereof of all outstanding obligations under this
Note, Co-maker's obligations in  respect of payment
of this Note shall  terminate and the holder shall
surrender this Note to Co-maker.
3.   Events of Default.
3.1  In the event that:
 (a)   Co-maker  defaults for  more  than  ten (10)
                      Business
Days after  receipt  of  written  notice of failure
to make any payment of principal or  interest
required to be made on this Note  or any other note
issued by either Co-maker in favor of holder; or (b)
Either Co-maker: (i) commences any case, proceeding
or  other action  (x) under any existing or future
law of  any  jurisdiction, domestic  or foreign,
relating   to bankruptcy, insolvency, reorganization
or relief  of debtors, seeking to have an  order  for
relief  entered with respect to it,  or seeking  to
adjudicate it a bankrupt  or insolvent,  or seeking
reorganization, arrangement, composition or other
relief with  respect to it or its debts or  (y)
seeking   appointment
of  a receiver, trustee,  custodian  or  other
similar official for  it  or  for  all  or  any
substantial part of its assets, or shall make   a
general  assignment  for the benefit of its
creditors; or (ii) is the debtor   named   in  any
other
case, proceeding or other action of  a  nature
referred  to  in clause (i) above  which (x) results
in the entry of an order for relief  or  any  such
adjudication or appointment  or (y) remains
undismissed, undischarged or unbonded for a period of
sixty  (60)  days; or  (iii)  takes  any action  in
furtherance of, or indicating its   consent
to,  approval   of, or acquiescence  in, any of the
facts  set forth  in  clause (i) or (ii) above;  or
(iv)  shall generally not, or  shall  be unable to,
or shall admit in writing its inability  to,  pay its
debts as  they become due;
then,  and in any such event (an "Event of Default"),
and at  any time  thereafter,  if  such  Event  of
Default  shall  then be continuing,  any  holder of
this Note may, by written  notice  to Company,
declare this Note due and payable, whereupon this
Note shall be due and payable without presentment,
demand, protest  or other  notice  of  any  kind, all
of which are  hereby  expressly waived.   It is
hereby expressly agreed that should any Event of Default exist and be continuing then, in such event, simple interest shall accrue on the outstanding principal balance of this Note from the date of any Event of Default at the rate of twelve percent (12.0%) percent per annum.

4.   Investment Representation.

Each holder of this Note hereby acknowledges that this Note has not been and will not be registered under the Securities Act of 1933, as amended (the "Act") or under any applicable state securities law; and that Co-maker's reliance on the Section 4(2) exemption of the Act and on applicable state securities laws is predicated in part on the representations hereby made to Co-maker by the holder that it is acquiring the Note for investment for its own account.

5.   Miscellaneous.

5.1    Upon   receipt  of  evidence   reasonably
satisfactory to Co-maker of the loss, theft, destruction or mutilation of this Note and of a letter of indemnity reasonably satisfactory to Co-maker and upon surrender or cancellation of the Note, if mutilated, Co-maker will make and deliver a new Note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note.

5.2   In  the  event that one of  the  Events  of
Default specified  in  Section 3  hereof  has
occurred  and  is continuing,  the holder of this
Note shall be reimbursed  by  Co maker   for   the
payment of its costs including reasonable attorneys' fees relating to the enforcement of any of the provisions of this Note.

5.3 This Note and the rights and obligations of Co-makerand any holder hereunder shall be construed in accordance with and be governed by the internal laws of the State of Delaware.

5.4 Time is of the essence of this Note. If any provisions of this Note or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Note and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

IN WITNESS WHEREOF, each Co-maker has executed this Note as of the day and year first above written.

EXECUTIVE TELECARD, LTD
                          By:________________________
                                        ________
                                        Name:
                                        Title:
C-SOFT ACQUISITION CORP.
                          By:________________________
                                        ________
                                        Name:
                                        Title:



July 10, 1998

Executive TeleCard, Ltd.
C-Soft
Acquisition
Corp. 1720
South
Bellaire
Denver, CO
80222

Gentlemen:

This  letter  is being entered into  by  AMERICAN
UNITED GLOBAL, INC., a Delaware corporation ("AUGI"),
CONNECTSOFT COMMUNICATIONS CORP., a Delaware
corporation ("CCC"), CONNECTSOFT HOLDING
CORP.,  a  Washington corporation  ("Connectsoft"),
and EXECUTIVE TELECARD, LTD., a Delaware corporation
("EXTEL"), and C SOFT ACQUISITION CORP., a Delaware
corporation and a wholly owned subsidiary  of  EXTEL
("Buyer"), in connection  with  the  Asset Purchase
Agreement (the "Purchase Agreement") dated as  of
July 10, 1998, by and among each of the parties
hereto.
The  Purchase Agreement contemplates  that  Buyer
will  acquire from CCC and Connectsoft various assets
associated with  the FreeAgent Technology and the
CNOC in  return  for  the assumption of the Assumed
Liabilities (in each case as defined in the Purchase
Agreement).
The   parties  hereto  would  like  to   provide
additional consideration to AUGI and to provide an incentive for AUGI to cooperate with Buyer in Buyer's development of the FreeAgent Technology by allowing for the payment of an additional amount to AUGI if one of the following (a "Triggering
Event") occurs:(i) the Fair Market Value (as defined below) exceeds the Initial Valuation (as defined below), on the date (the "Valuation Date") that is two years after the closing of the purchase and sale contemplated by the Purchase Agreement
(a "Value Appreciation Event"), or (ii) sale of substantially all of the assets or dissolution of Buyer or a merger or consolidation of Buyer where the stockholders of Buyer receive cash, property or securities of a company other than Buyer in return for their stock of Buyer (a "Business Sale") on a date (the "Sale Date") that is prior to the date that is two years after the closing of the purchase and sale contemplated by the Purchase Agreement, and the consideration paid to EXTEL or Buyer for the Business Sale is an amount in excess of the Initial Valuation (a "Sale Appreciation Event").

In consideration of the foregoing, the parties hereto agree as follows:

1.    Determination of Fair Market Value or  Sale
Value of the Business Sale. As soon as practicable after the Valuation Date, (i) if the common stock of Buyer is Listed (as defined below), EXTEL and Buyer shall determine the Fair Market Value of the Buyer as provided in Section 3(i), or (ii) if the common stock of Buyer is not Listed, the Fair
Market Value of the Buyer shall be determined by the appraisal process as described in Section 3(ii).
As soon as practicable after the Sale  Date, the Sale
Value of the Business Sale shall be determined as provided in Section 4. If based upon the Fair
Market  Value  or Sale  Value a Valuation
Appreciation Event is determined to have occurred, EXTEL, Buyer and AUGI shall be notified promptly.


2.     Additional Consideration.  If a  Triggering
Event  is  determined to have occurred, EXTEL  and
Buyer  shall, within  10  business days after the
determination of Fair  Market Value or Sale Value of
the Business, pay to AUGI as follows:  (i) an  amount
equal  to 7.5% of the difference of the  Fair  Market
Value  or  Sale  Value less the Initial Valuation,
if  the  Fair Market  Value  or  Sale Value is less
than $10 million;  (ii)  an amount  equal to 7.5% of
the Fair Market Value or Sale Value,  if the  Fair
Market Value is $25 million or more; (iii) if the
Fair Market  Value or Sale Value is $10 million or
more but less  than $25  million,  an  amount equal
to the sum of  (A)  7.5%  of  the difference  of Fair
Market Value or Sale Value less  the  Initial
Valuation,  plus  (B)  7.5% multiplied by the
Initial  Valuation multiplied by the quotient of (x)
the Fair Market Value  or  Sale Value  divided by (y)
$25 million.  Such payment may be made,  at the
option of EXTEL and Buyer, (a) in cash or (b) if
EXTEL common
stock  is then Listed, in common stock of EXTEL
valued as of  the average for the ten trading days
prior to the date of payment  at its  Market  Price
(as defined below) as of such value  date,  or (c))
if  Buyer common stock is then Listed, in common
stock  of Buyer valued as of the average for the ten
business days prior to the date of payment at its
Market Price as of such value date.
3.      Fair  Market Value.  For purposes  of  this
letter,  the  term  "Fair Market Value" of  the
Buyer  shall  be determined as follows: (i)   If  on
the Valuation Date the common stock of Buyer is Listed (as defined below), the Fair Market Value shall be the Market Capitalization (as defined below). (ii) If the common stock of Buyer is not Listed, Fair Market Value of the Buyer shall be as determined as of the Valuation Date by appraisal in the manner set forth in Section 7 below.

4. Sale Value. "Sale Value" shall mean all consideration received upon a Business Sale by Buyer
(in the case of an asset sale) or the stockholders of Buyer (in the case of a stock sale, merger or consolidation). In determining the "Sale Value" of the Business, if any of the consideration paid to Buyer or the stockholders of Buyer in the sale of the Buyer consists of property other than cash, such consideration shall be valued (i) at the Market
Price, if the property consists of securities that are Listed, or (ii) at the value determined by appraisal in the manner set forth in Section 7 below, in each case as of the Sale Date.

5.      Market Price.  The "Market Price" of  stock
means  (i)  if  the stock is Listed throughout the
period  of  15 consecutive  trading days consisting
of the day as of  which  the Market  Price is being
determined and the 14 consecutive  trading days
prior to such day (the "Pricing Period"), the closing
price of                                                       the   stock
averaged  over  the  15  consecutive   trading
constituting  the  Pricing Period, or (ii) if the
stock  is  not Listed  throughout  the Pricing
Period, the value  of  the  stock determined by
agreement of EXTEL (and Buyer) and AUGI or, if they
are unable to reach agreement within 30 days after
the date as of which Market Price is to be
determined, the value of the stock as determined  by
appraisal in the manner set forth  in  Section  7
below.

6.   Definitions   of   "Listed," "Market
Capitalization" and
Initial Valuation. (i)  Stock shall be considered
"Listed" when the  stock of the applicable company or
any successor company  is listed on an established
national regional stock exchange  or  is admitted to
quotation on the Nasdaq Stock Market. (ii) The
"Market Capitalization" of Buyer as of  the
Valuation Date shall mean the sum of (x) the  number
of shares  of  Buyer common stock outstanding, plus
the  number  of shares  of Buyer common stock
issuable upon conversion  of  other Buyer  capital
stock that is convertible into Buyer common  stock
without  the
payment of additional consideration, multiplied  by
the  Market Price of Buyer common stock as of such
date, plus (y) the number of shares of Buyer common
stock issuable upon exercise of  "in the money"
rights to acquire Buyer capital stock  (where the
consideration payable to exercise such rights is
less  than the value  of such Buyer capital stock
received upon  exercise), multiplied by the Market
Price of Buyer common stock as  of  such date,  less
the aggregate consideration paid if all such  rights
were exercised.  (iii)     "Initial Valuation" shall
mean the sum of (x) the principal amount of the
Assumed Liabilities  plus (y) the  gross  proceeds
from the proposed  offering  by  Buyer described in
the private placement memorandum of Buyer  dated  on
or  about July 15, 1998, plus all costs incurred by
Buyer related
to the offering (estimated at $300,000).
7.    Appraisal.   Any appraisal required  to  be
conducted  hereunder shall be conducted by an
investment  banking firm mutually selected by EXTEL,
Buyer and AUGI.  If such parties cannot  agree upon
an appraiser within 30 days after the date  as of
which value is to be determined, EXTEL and Buyer
shall choose one  appraiser and AUGI shall choose
another appraiser within  10 days  after  such  30-
day period, and these two appraisers  shall select a
third appraiser, which third appraiser shall perform
the appraisal.  The costs of the appraiser performing
the  appraisal shall  be  shared equally by EXTEL
(together with Buyer  in  such proportions  as  they
may agree) and AUGI,  and  any  appraisers engaged
separately by EXTEL (and Buyer) or AUGI shall be
borne by EXTEL  (and Buyer) or AUGI, respectively.
Prompt notice  of  the appraiser's  determinations
shall be given to  EXTEL,  Buyer  and AUGI.   The
determinations of the appraiser shall be final and binding on the parties hereto.

8. Miscellaneous. This letter shall be subject to the same provisions as are set forth in Articles 17, 18 and 19 of the Agreement to the same extent as if such Articles were set forth fully herein.

9.   Governing Law.  This letter, the rights  and
obligations  of  the parties hereto, and any claims
or  disputes relating   thereto,  shall  be  governed
by  and  construed                                     in
accordance with the laws of the State of Delaware (but not including the choice of law rules thereof).

10. Fairness. Buyer shall not take any actions that would unfairly reduce the value of the rights granted to AUGI hereunder and that would not be permissible under applicable law if AUGI were a common stockholder of Buyer.

11.  Assignment.  AUGI may assign all or any part of
its  rights under this Agreement, subject to
compliance  with any applicable securities laws.
AUGI understands that the rights under   this
Agreement  have  not  been  registered  under   the
Securities Act of 1933, as amended, or applicable blue sky laws and is acquiring such rights (to the extent they may be determined to constitute securities) without a view to resale or distribution.

12. Counterparts. To facilitate execution, this letter may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts.
All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this letter to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

By signing below, each of the parties indicates its agreement with the foregoing, as of the date first set forth above.

AMERICAN UNITED GLOBAL, INC.
     By:
     Name:
     Title:

CONNECTSOFT COMMUNICATIONS
CORP.
     By:
     Name:
     Title:

CONNECTSOFT HOLDING CORP.
     By:
     Name:
     Title:
EXECUTIVE TELECARD, LTD.
     By:
     _________________________
     _______ Name:
     Title:
C-SOFT ACQUISITION CORP.
     By:
     _________________________
     _______ Name:
     Title: